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                                                                 EXHIBIT (p)(13)


                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS

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
A.    INTRODUCTION AND OVERVIEW.............................................   2


B.    PERSONS COVERED BY THE CODE...........................................   3


C.    GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS...................   5


D.1.  PROHIBITION ON PURCHASES OF CERTAIN SECURITIES........................   6


D.2.  EXEMPTED TRANSACTIONS.................................................   7


D.3.  PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING
      SECURITIES AND MARSICO FUND SHARES ...................................  10


E.1.  REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS....................  12


E.2.  REVIEW OF REPORTS AND OTHER DOCUMENTS.................................  15


F.    VIOLATIONS OF THE CODE................................................  15


G.    PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION........................  15


H.1.  MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS,
      AND LIMITED OFFERINGS ................................................  16


H.2.  RECORDKEEPING REQUIREMENTS............................................  17


H.3.  BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS.........................  18


H.4.  CERTIFICATION OF COMPLIANCE...........................................  18


H.5.  ADOPTION AND EFFECTIVE DATE...........................................  19


I.    DEFINITIONS...........................................................  19


J.    FORMS.................................................................  21


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
INITIAL PERSONAL HOLDINGS REPORT............................................   1


QUARTERLY PERSONAL TRANSACTION REPORT.......................................   1


ANNUAL PERSONAL HOLDINGS REPORT.............................................   1


SAMPLE LETTER TO BROKER OR OTHER INSTITUTION................................   1


INITIAL CERTIFICATION OF COMPLIANCE.........................................   1


PERIODIC CERTIFICATION OF COMPLIANCE........................................   1


APPROVAL OF INVESTMENT IN LIMITED OFFERING..................................   1


APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING...........................   1


SPECIAL ACCOUNT CERTIFICATION...............................................   1


PRE-CLEARANCE FORM..........................................................   1


A.    INTRODUCTION AND OVERVIEW

      This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). This Code is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

      The fiduciary duties that all of us associated with Marsico owe to our clients must remain our foremost priority. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

      The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes four general principles for how we conduct our business:

1. WE MUST COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. In connection with our investment advisory business, including the purchase or sale of a security for any client, directly or indirectly, it is unlawful to defraud or mislead any client (either directly or by failure


                                       2
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to state material facts), or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client. We also seek to fully disclose any conflicts of interest.

2. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we owe our clients a duty of care, loyalty, honesty, and good faith. As such, we seek to treat all clients equitably and seek to avoid favoritism among our clients. We must also scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients. For example, we must never take for ourselves an investment opportunity that appropriately belongs to our clients.

3. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST. Marsico's personal trading policies are highly restrictive and provide substantial assistance in ensuring that personal securities transactions do not conflict with the interests of our clients. These policies also help to ensure that our focus remains on the interests of our clients

4. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking investment or business from Marsico could call into question our independent judgment.

      The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS EVERYONE'S RESPONSIBILITY AND IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

      Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. These amendments may result in more stringent requirements than are currently applicable. Marsico also may grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients is expected to result. Any amendments to the Code will be circulated to all employees, as discussed in Section H.4. below.

      No code of ethics can anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code. If you have any questions about the Code or whether certain actions may be covered by it, please contact the Compliance Department or the Legal Department.

      Capitalized terms in the Code are defined in Section I below.


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B.    PERSONS COVERED BY THE CODE

      The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

      Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

TRUSTEES OF THE FUNDS

      Trustees of the Funds who are "interested persons" of the Funds and are MCM employees are subject to all requirements of the Code. Special rules apply to Trustees of the Funds who are not "interested persons" of the Funds (including any Trustee who may have a business relationship with the Funds, MCM, or its officers or directors, but is not an MCM employee and has not been formally determined to be an "interested person"). These Trustees are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 unless the Trustee knew or should have known, in the ordinary course of fulfilling his or her official duties as a Fund trustee, that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, Marsico purchased or sold that security for a Fund, or considered the purchase or sale of that security. A special provision of the Code applies to any Fund Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund (as summarized in Section G below).

COVERED PERSONS NOT EMPLOYED BY MARSICO

      Some persons not employed by Marsico might be deemed Access Persons in some circumstances - see the definition of Access Person in Section I. Hypothetical examples include: (i) a person who is an Advisory Person of the Funds or MCM even though he or she is not a Marsico employee (such as a person employed by an MCM affiliate who regularly obtains information regarding the purchase or sale of Covered Securities by a Fund), or (ii) a person who is an Informed Underwriter Representative (such as an officer of the Funds' principal underwriter who ordinarily obtains information regarding the purchase or sale of Covered Securities by a Fund).


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      At present, it appears that there are no Access Persons employed by companies that are in a control relationship to MCM or the Funds.(1) In addition, it does not appear that any director, officer, or general partner of the Funds' principal underwriter meets the definition of an Informed Underwriter Representative.(2)

      If at any time MCM or the Funds determine that an individual not employed by Marsico is an Access Person (and therefore a Covered Person subject to the Code), MCM or the Funds will seek to ensure that either (i) the Covered Person complies with the Code thereafter, or (ii) the employer of the Covered Person has a code of ethics that regulates the Covered Person in accordance with the criteria for a code of ethics under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and that the Funds' Board of Trustees receives the opportunity to review and approve that code of ethics.

C.    GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

      As explained in Section D.1, the Code prohibits all Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. In addition, SEC rules impose certain general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. WITH RESPECT TO THE FUNDS, YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND OR ANY SECURITY ISSUED BY THE FUND:

      (a)  Employ any device, scheme, or artifice to defraud the Fund;

      (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;


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(1) Bank of America Corporation ("BAC") and certain of its affiliates are in a control relationship with MCM. MCM and BAC have received reasonable mutual assurances that employees of BAC and its affiliates do not regularly obtain specific current information or recommendations regarding the purchase or sale of Covered Securities by a Fund, and therefore are not Access Persons. MCM has adopted an Information Wall Policy designed to prevent such information from being inappropriately disclosed to non-MCM persons at BAC. The Information Wall Policy is subject to periodic independent review to assess its effectiveness. BAC has stated that it has procedures in place to prevent the misuse of any related information from MCM that it may receive.

(2) The principal underwriter to the Funds is UMB Distribution Services, LLC ("UMB Distribution"). No director, officer, or general partner of UMB Distribution is believed to, in the ordinary course of business, obtain information or recommendations regarding the purchase or sale of Covered Securities by a Fund. In any case, because UMB Distribution is not an affiliated person of the Funds or MCM, and no officer, director, or general partner of UMB Distribution serves as an officer, director, general partner of the Funds or MCM, any Informed Underwriter Representative presumably would not be required to meet reporting requirements under the Code (or any code of ethics maintained by UMB Distribution).


                                       5
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      (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

      (d) Engage in any manipulative practice with respect to the Fund.

      Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up the value of your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

      Another practice that may violate these provisions would be the exploitation of knowledge of Fund transactions to profit from their market effects. One example of this would be to sell a security for your personal account using the knowledge that MCM was about to sell the same security for the Funds. Because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1.  PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

      (a) Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.(3)

      The practical effect of this prohibition is to restrict your PURCHASE of certain securities we call Restricted Trading Securities for any account in which you have a Beneficial Ownership interest. The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of mutual funds (other than the Funds) that are advised or sub-advised by MCM ("MCM Sub-advised Fund shares"), shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

      Subject to the restriction in the following paragraph, you may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD certain Restricted Trading Securities through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements ("pre-clearance") in Section D.3., or if the sale would be an Exempted Transaction under Section D.2.


-------------
(3) This prohibition may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.


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      YOU MAY NOT HOLD SHARES OF AN MCM SUB-ADVISED FUND. MCM Sub-advised Fund shares must be disposed of within a reasonable period of time after you join Marsico.(4) If you acquired MCM Sub-advised Fund shares before November 20, 2003, you may hold those shares for up to one year after that date, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3. You may not purchase MCM Sub-advised Fund shares (other than through dividend reinvestments) on or after November 20, 2003, and may not hold any MCM Sub-advised Fund shares after November 20, 2004.

      (b) PURCHASES OF MARSICO FUND SHARES. Covered Persons ("you") may invest in shares of the Funds ("Marsico Fund shares"), but only subject to the following restrictions:

      - After November 20, 2003, you may purchase Marsico Fund shares only through UMB Fund Services ("UMB") or through MCM's 401(k) plan ("Great-West"). You may not purchase new Marsico Fund shares (other than through dividend reinvestments) through brokers or other channels other than UMB or Great-West.

      - If you acquired Marsico Fund shares through brokers or other channels other than UMB or Great-West before November 20, 2003, you may hold those shares with the other broker for up to one year, transfer the shares to UMB or Great-West, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3.

      - You must hold all Marsico Fund shares for at least 60 days after you purchase them. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs).

      - The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

      Marsico Fund shares ARE subject to sale pre-clearance and purchase and sale reporting requirements, as discussed below.

D.2. EXEMPTED TRANSACTIONS

      As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted


-------------
(4) Covered Persons who purchased MCM Sub-advised Fund shares prior to their employment with Marsico should seek pre-clearance under Section D.3. to sell those shares within 60 days of joining Marsico.


                                       7
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Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C with respect to the Funds, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to requirements in Section E.1. to report ACCOUNTS that contain the securities)

(1) You may buy, exchange, or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered open-end mutual funds (other than the Marsico Funds or MCM Sub-advised Funds), money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.

b. PURCHASE OR SALE OF COVERED SECURITIES THAT ARE NOT RESTRICTED TRADING SECURITIES (subject to conduct guidelines in Section C and reporting requirements in Section E.1.)

      (1) You may buy or sell shares of index-based exchange-traded funds ("ETFs") (other than closed-end funds) and similar products that are linked to broadly based securities indices or sectors.

      (2) You may buy or sell MUNICIPAL BONDS and notes.

      (3) You may buy or sell any interest in FOREIGN CURRENCY.

      (4) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on commodities, broad-based stock indices, ETFs, unit investment trusts, Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

      (5) A financial adviser, trustee, or other person may buy or sell instruments THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose account you have a Beneficial Ownership interest). This permits managed accounts to buy, for example, mutual funds (other than the Funds or MCM-Subadvised Fund shares), Treasury securities, ETFs, unit investment trusts, municipal bonds, commodities, commodity futures or options, stock index futures (not single stock futures), or foreign currency.

c. ACQUISITIONS OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3, and security and account reporting requirements in Section E.1.)

      (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through THE RECEIPT OR EXERCISE OF RIGHTS OR OTHER SECURITIES granted to all existing shareholders on a pro rata basis (such as the receipt of securities of a spinoff of an existing company, or the exercise of warrants or rights to buy


                                       8
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tracking stock or additional securities). You may also acquire securities through stock dividends, stock splits, mergers, or other corporate events that are generally applicable to all existing holders of the same class of securities. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted Trading Securities obtained through these means must meet the sale pre-clearance and other requirements in Section D.3.

(2) You may NOT BUY an interest in ANY OTHER INITIAL PUBLIC OFFERING UNLESS you obtain the prior approval of MCM's Compliance Department (see attached form of Approval of Investment in Initial Public Offering).

d. SALES OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES
(subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3., and security and account reporting requirements in Section E.1.)

      (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-clearance and other requirements in Section D.3. You may not, however, engage in short selling of particular Restricted Trading Securities, including short sales against the box. You may sell short an investment that is not a Covered Security or a Restricted Trading Security (such as an ETF).

e. OTHER EXEMPTED TRANSACTIONS (PURCHASE OR SALE) (subject to conduct guidelines in Section C, and security and account reporting requirements in Section E.1.)

      (1) Non-volitional Transactions. You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer whose securities you already own issues new securities to you or calls a security, a derivative instrument expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the sale is NOT an Exempted Transaction, and must meet the sale pre-clearance and other requirements in Section D.3.

      (2) Employment Arrangements. You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you or a household member enter into employment arrangements after you join MCM (see attached Approval of Investment in Limited Offering). MCM's prior approval also is required if you thereby acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

      (3) Limited Offerings. You may BUY an interest in ANY LIMITED OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) ONLY if you obtain MCM's PRIOR APPROVAL (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund or other Limited Offering whose assets are invested in securities (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may


                                       9
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SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.c.4. below).

      Pre-approval and reporting requirements may not apply to your ownership of a personal or family company that does not hold its assets for investment. Shares of a personal or family company or partnership that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the company is not an investment vehicle. In contrast, if the personal or family company or partnership holds assets mainly for investment, owns income-producing assets, or offers shares to non-family members, the company or partnership may be viewed as an investment vehicle, and the exemption from pre-approval and reporting requirements may NOT apply.

      Before you invest in any Limited Offering, please request pre-approval from MCM, and discuss it with the Compliance Department or Legal Department if you are not sure how the Code applies to it.

      (4) Special Accounts. A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY in rare circumstances requiring, among other things that you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

            (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

            (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

            (c) The financial adviser, trustee, or other person who manages the Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

            (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

      Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.


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D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING
SECURITIES AND MARSICO FUND SHARES

      As a Covered Person, you may be allowed to sell a Restricted Trading Security (including Marsico Fund shares, MCM Sub-advised Fund shares, or other securities acquired before your association with Marsico or through an Exempted Transaction), if you follow pre-clearance and other procedures designed to avoid potential conflicts of interest. PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRE-CLEARANCE: BEFORE you sell any Restricted Trading Security, Marsico Fund shares, or MCM Sub-advised Fund shares, you must complete and submit a Pre-clearance Form (see attached form). MCM will treat the pre-clearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not pre-clear your own form. The persons authorized to pre-clear transactions and sign the form are:

            Compliance Analysts or Manager
            Chief Compliance Officer of MCM
            Chief Compliance Officer of the Marsico Funds
            General Counsel, Associate General Counsel, or Other Counsel

      YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY, MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IN QUESTION UNTIL YOU RECEIVE WRITTEN PRE-CLEARANCE. Pre-clearance requests will be reviewed as quickly as possible. Please remember that pre-clearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, pre-clearance may be denied for a certain period of time.

      When you request pre-clearance of a sale of Marsico Fund shares or MCM Sub-advised Fund shares, you must attach to the Pre-clearance Form a copy of all of your transactions in those shares for the previous 90 days, including any transactions pursuant to automatic purchases, dividend reinvestments, and systematic withdrawal programs.

      Once pre-clearance is granted, it is valid only until the close of the next business day (unless you have no direct control over the timing of the transaction, in which case you should request that the transaction be initiated as soon as reasonably possible after pre-clearance), and only for the security and amount indicated on the Pre-clearance Form. You may not alter the terms of the authorized sale without completing a new Pre-clearance Form and obtaining written authorization.

      FAILURE TO OBTAIN PRE-CLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY, OR MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IS A SERIOUS BREACH OF MARSICO'S rules. A violation may expose you to sanctions up to and including termination of employment. Failure to obtain pre-clearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

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b. HOLDING PERIOD: As a general principle, Covered Persons should engage in personal securities transactions for investment purposes rather than to generate short-term trading profits. As a result, Covered Persons and accounts or securities in which they hold a Beneficial Ownership interest are generally prohibited from selling a Restricted Trading Security or Marsico Fund shares that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you request a waiver in advance and show that you have good cause to be excused (such as a need to sell investments to buy a home). Waivers of the 60-day holding period requirement for Marsico Fund shares may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs). The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement for Marsico Fund shares will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or other client. This blackout period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients, and therefore minimize the possibility that the Covered Person may benefit from actions taken by MCM on behalf of its clients. The application of the blackout period before a trade for a Fund or other client poses certain difficulties, and could result in inadvertent violations of the Code (since it may be impossible to definitively determine whether a security will be bought or sold in the future). Nonetheless, Marsico makes reasonable efforts to ascertain whether a security will be purchased or sold for a Fund or other client after pre-approval in order to avoid even the appearance of impropriety.

      If a pre-cleared trade ultimately falls within the blackout period, MCM may ask the Covered Person to cancel the transaction. If the transaction was pre-cleared but cannot be canceled, MCM may, but is not required to, impose a sanction if necessary or appropriate in the circumstances. MCM may waive compliance with the blackout period requirement if there is good cause or under other special circumstances approved by the Compliance or Legal Department. Please contact the Compliance Department or the Legal Department if you have any question about the application of the blackout period.

E.1.  REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

      As an Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).(5) SEC requirements mainly control these reports and their contents. The reports are intended to assist Marsico in identifying conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these


-------------
(5) Covered Persons employed by entities other than Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Reports should be filed on forms like those attached or in accordance with instructions from MCM's Compliance Department.

      FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

      (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest as of the date when you began employment with Marsico. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain accurate, up-to-date information. You must also report all holdings of Marsico Fund shares and all holdings of MCM Sub-advised Fund shares.

      (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, the approximate date(s) when those accounts were established, the account numbers and names of the persons for whom the accounts are held.

      (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

      (4) The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within thirty days after the end of each calendar quarter, you must submit to Marsico a report that contains:

      (1) With respect to any transaction during the quarter in a COVERED SECURITY OR MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES in which you had any direct or indirect Beneficial Ownership interest:

            (a) The date of the transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each SECURITY involved;

            (b) The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

            (c) The price at which the transaction in the Security was effected; and

            (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico.

      (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

      (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

      (4) The date that you submitted the report.

c. ANNUAL HOLDINGS REPORT: Annually, at a time determined by the Compliance Department, you must submit to Marsico a report, based on information that is current as of not more than 30 days before the report is submitted, that contains:

      (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY OR MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Marsico.

      (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

      (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

      (4) The date that you submitted the report.

      EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

      You need not list additional transactions in a Limited Offering (after the initial transaction) if the additional transactions do not increase the amount of your investment or ownership interest beyond those originally approved by MCM. If there are additional investments beyond the amounts approved, the transactions must be reported, and in some circumstances may require a new approval form (see attached form of Approval of Investment in Limited Offering).

      Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS

      The Compliance Department will review each report submitted pursuant to Section E.1. by Covered Persons for consistency with the Code, and will review each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F. VIOLATIONS OF THE CODE

      All employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.(6) Reports of violations of the Code may submitted anonymously.

      The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors or MCM management,


-------------
(6) All violations of this Code must periodically be reported to MCM's Chief Compliance Officer.

withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G. PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

      MCM maintains comprehensive polices and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy").(7) MCM's Insider Trading Policy is designed to ensure that MCM personnel act consistently with the fiduciary duties owed to clients, and that those personnel do not personally profit from MCM's proprietary information at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information is not disclosed improperly.

      MCM's Insider Trading Policy generally prohibits employees from (1) buying or selling a security either personally or on behalf of any account or fund managed by MCM, while in possession of material, non-public information about that security or its issuer, or (2) communicating material, non-public information to others in violation of the law and the Insider Trading Policy. These prohibitions generally extend to communications of material, non-public information regarding MCM, its investment processes, analyses, recommendations, and holdings of MCM-advised accounts, the Marsico Funds, and any other registered investment companies sub-advised by MCM. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

      SPECIAL PROVISION FOR FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when a Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Trustee may not discuss the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any employee of MCM or the Funds. The Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Trustee and any employee of MCM or the Funds may attend a general company meeting or other meeting, at which the Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS

      Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.


-------------
(7) MCM's Insider Trading Policy covers all officers, directors and employees of MCM and any other persons as may from time to time fall within the definition of "persons associated with an investment adviser," as defined in the Advisers Act. MCM's Insider Trading Policy extends to activities within and outside of an employee's duties at MCM.

a. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company that is the type of company in which MCM might reasonably consider investing for clients without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

b. OTHER BUSINESS ACTIVITIES: As a Covered Person, you should consider your fiduciary responsibilities under the Code when accepting outside employment arrangements or involvement in outside business activities. Any questions should be directed to the Compliance Department or Legal Department.

c. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (i.e., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (e.g., sporting events), and promotional items (e.g., pens or mugs). You may not solicit gifts.

      You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

d. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. You may be excluded from decisionmaking relating to such an investment. If you play a part in MCM's consideration of the investment, your interest may have to be disclosed to all clients for whom MCM may make the investment, and MCM's decision to invest must be independently reviewed by other investment personnel with no personal interest in the issuer.

H.2. RECORDKEEPING REQUIREMENTS

      Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

- A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

- A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

- A copy of each report required to be submitted by a Covered Person under Section E.1., including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

- A record of all Covered Persons within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

- A record of all persons who are or were responsible for reviewing reports of Covered Persons during the past five years (maintained in an easily accessible place);

- A copy of each report to the Board of Trustees of the Funds submitted under Section H.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

- A copy of each written approval (including the reasons supporting such decision) of a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

- A copy of each Covered Person's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) under Section H.4. for five years (maintained in an easily accessible place).

H.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

      This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

      At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

      MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will also review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code. .

      MCM's Compliance Department is responsible for providing, as necessary, any training and education to Covered Persons regarding compliance with the Code.

H.4. CERTIFICATION OF COMPLIANCE

      The Compliance Department will notify each Covered Person that he or she is subject to the Code and will provide each such person with a copy of the Code. Each Covered Person will be asked to certify initially and periodically that he/she has received, read, understands, and has complied or will comply with the Code. You must complete this Certification of Compliance upon commencement of employment and periodically thereafter. Any material amendments to the Code will be circulated prior to becoming effective.

H.5. ADOPTION AND EFFECTIVE DATE

      Approved by:      Steven Carlson /s/

      Title:            Chief Compliance Officer

      Effective as of:  October 1, 2004


I.    DEFINITIONS

1.    "Access Person" means:

(a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

      (i) Has access to non-public information regarding any MCM client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or

      (ii) Is involved in making securities recommendations to clients, or has access to such recommendations that are non-public;

(b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter to the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative would not be required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

(d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.

2. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

3. "Covered Person" means any person subject to the Code, which generally includes any Access Person or any Employee.

4. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government;
(2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or
(3) shares issued by open-end registered investment companies (also known as mutual funds) other than the Marsico Funds or MCM Sub-advised Funds.

5. "Employee" means (1) any Marsico Employee, and (2) any temporary staffer who has worked for Marsico continuously for more than 30 days.

6. "Exempted Transaction" means a securities transaction listed in Section D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3., UNLESS otherwise noted in Section D.. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

7. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

8. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

9. "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer, trustee, or permanent employee of the Funds. "Marsico Employee" does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

10. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, MCM Sub-advised Fund shares, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security (other than MCM Sub-advised Fund shares after a reasonable time), as explained in Section D.1.

11. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and
(2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

12. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.f.(4).

J.    FORMS

      Attached to the Code are the following forms:

-     Initial Personal Holdings Report;
-     Quarterly Personal Transaction Report;
-     Annual Personal Holdings Report;

-     Sample Letter to Broker or Other Institution;
-     Initial/Periodic Certification of Compliance with Code of Ethics;
-     Approval of Investment in Limited Offering;
-     Approval of Investment in Initial Public Offering;
-     Special Account Certification;
-     Pre-clearance Form.

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        INITIAL PERSONAL HOLDINGS REPORT
             To be completed by all New MCM Employees Within 10 Days
                           after Beginning Employment

NAME:
       -----------------------------------
EFFECTIVE DATE (WHEN YOU
BEGAN EMPLOYMENT WITH MCM):
                            ------------------------------

1. Please list every "Covered Security" and all Marsico Fund shares and MCM Sub-advised Fund shares (see attached list of Funds subadvised by MCM) in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(8)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, preferred stock, corporate bonds, hedge funds, and limited partnership interests, among other securities. These may be held in custody or in certificate form.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please state below that "Confirmations and/or account statements are attached" (and attach copies).


-------------
(8) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.

TITLE AND SYMBOL OF COVERED SECURITY                        NUMBER OF     PRINCIPAL
(including interest rate and maturity date if applicable)   SHARES (if    AMOUNT (if
                                                            equity)       debt)









Please write "None" below if you do not own a direct or indirect interest in Marsico Fund shares or MCM Sub-advised Fund shares.


MARSICO FUND SHARES OR MCM SUB-ADVISED FUND             NUMBER OF
SHARES (please list all shares or attach all            SHARES
relevant account statements and/or confirmations)






2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(9) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.


-------------
(9) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

NAME/ADDRESS OF BROKER, DEALER,   DATE SECURITIES    ACCOUNT REGISTRATION
BANK, OR OTHER INSTITUTION        ACCOUNT WAS        (Self/Other) AND NUMBER/S
                                  ESTABLISHED
Great-West Life & Annuity         (Please state      Self:
Insurance Co.                     approximate date)  MCM 401(k) Plan No. 934587-01,
401(k) Operations                                    Participant Account
8525 East Orchard Road                               (Please state all account
Greenwood Village, Colorado 80111                    numbers)

UMB Fund Services, Inc.           (Please state      (Please state all account
803 West Michigan Street          approximate date)  numbers)
Milwaukee, Wisconsin  53233









3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(10)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which


-------------
(10) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Initial Personal Holdings Report.

Name:
           -------------------------------------
                     (please print)

Signature:
           -------------------------------------


Date Submitted:
                --------------------------------

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                      QUARTERLY PERSONAL TRANSACTION REPORT
             To be completed by all MCM Employees Within Thirty Days
                           After Each Calendar Quarter

NAME:(11)
           ------------------------------------

CALENDAR QUARTER JUST ENDED:  (please indicate below)

         1ST Q             2ND Q             3RD Q             4TH Q

                                      200__

1. Please list on page 2 each "transaction" in the past quarter in a "Covered Security" or Marsico Fund shares or MCM Sub-advised Fund shares in which you had a direct or indirect beneficial ownership interest.(12) A transaction generally happens when someone acquires or disposes of a Covered Security.

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, preferred stock corporate bonds, hedge funds, and limited partnership interests, among other securities.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than shares of the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on confirmations or account statements that provide the requested information. To do this, please state on page 2 that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant confirmations and account statements to MCM," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares or Marsico Sub-advised Fund shares.

Please write "None" on page 2 if no transaction in Covered Securities happened this quarter.


-------------
(11) This report also serves as MCM's record of every transaction in certain types of securities in which an advisory representative has any direct or indirect beneficial ownership, as required by Rule 204-2(a)(12) under the Investment Advisers Act.

(12) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

DATE OF           TITLE AND SYMBOL OF        NUMBER    PRINCIPAL     NATURE OF       PRICE OF         NAME OF BROKER,
TRANSACTION       COVERED SECURITY           OF        AMOUNT (if    TRANSACTION     COVERED          DEALER, OR BANK
                  (including interest rate   SHARES    debt)         (purchase,      SECURITY         through which
                  and maturity date if       (if                     sale,           at which         transaction was
                  applicable)                equity)                 dividend,       transaction      effected
                                                                     gift, etc.)     was effected

[ ] I know my broker/dealer/bank/other institution sent copies of all relevant account statements and confirmations to MCM.

[ ]   I do not have any transactions to report this quarter.




(FOR MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES, PLEASE LIST ALL TRANSACTIONS OR ATTACH ALL RELEVANT ACCOUNT STATEMENTS OR CONFIRMATIONS)

[ ]   Confirmations and/or account statements are attached.

[ ]   I do not have any transactions to report this quarter.

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit in the past quarter.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(13) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

NAME/ADDRESS OF BROKER, DEALER,      DATE SECURITIES       ACCOUNT REGISTRATION
BANK, OR OTHER INSTITUTION           ACCOUNT WAS           (Self/Other) AND NUMBER/S
                                     ESTABLISHED
Great-West Life & Annuity            (Please state         Self:
Insurance Co.                        approximate date)     MCM 401(k) Plan No. 934587-01
401(k) Operations                                          Participant Account
8525 East Orchard Road                                     (Please state all account
Greenwood Village, Colorado 80111                          numbers)


UMB Fund Services, Inc.              (Please state         (Please state all account
803 West Michigan Street             approximate date)     numbers)
Milwaukee, Wisconsin  53233










-------------
(13) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that established a NEW account for your direct or indirect benefit in the past quarter.

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.

4. If you own an interest in a private fund or managed account that invests in securities and is not managed by MCM, please sign the private fund/managed account certification below.

GENERAL QUARTERLY CERTIFICATION

I certify that:

      -     I have responded fully to Request Nos. 1 and 2;

      - I have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Quarterly Personal Transaction Report;

      - I have signed the private fund/managed account certification below if I own an interest in a private fund or managed account that invests in securities and is not managed by MCM.


Name:
           -------------------------------------
                     (please print)

Signature:
           -------------------------------------


Date Submitted:
                --------------------------------

                   PRIVATE FUND/MANAGED ACCOUNT CERTIFICATION

I own an interest in a private fund or managed account that invests in securities and is not managed by MCM. I certify that:

      - The manager of the fund/account has complete control of the fund/account under a written grant of discretion or other formal agreement.

      - I have no direct or indirect influence or control over the fund/account or investment decisions made for it.

      - I (and any related person) have not disclosed and will not disclose to the fund/account manager any action that MCM has taken or may take relating to any security, or any consideration by Marsico of any security.

      - The fund/account manager and other representatives of the fund/account have not disclosed and will not disclose to me any investment decision for the fund/account until after it has been implemented.

      - I have reported and will continue to report to MCM the existence of the fund/account in my periodic reports.

      - If requested, I will report the fund's/accounts securities holdings and transactions to MCM.

Name:
           -------------------------------------
                     (please print)

Signature:
           -------------------------------------


Date Submitted:
                --------------------------------

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION



Date

Institution Name
Address

      Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name:
                                        ------------------------------
            Account No/s:
                          --------------------------------------------

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

      (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

      (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

            Marsico Capital Management, LLC
            Attention: Compliance Department
            1200 17th Street, Suite 1600
            Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



Your name

cc:  Marsico Capital Management, LLC
     Compliance Department

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                         ANNUAL PERSONAL HOLDINGS REPORT
 To be completed by all MCM Employees Annually Within 30 Days After Target Date


NAME:
       -------------------------------------

EFFECTIVE DATE:  (please indicate)
                                    ---------------------------

1. Please list every "Covered Security" and all Marsico Fund shares and MCM Sub-advised Fund shares in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(14)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, corporate bonds, preferred stock, hedge funds, and limited partnership interests, among other securities.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than shares of the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please state below that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant account statements and confirmations to MCM," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares or Marsico Sub-advised Fund shares.


-------------
(14) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.

TITLE AND SYMBOL OF COVERED SECURITY (including    NUMBER OF     PRINCIPAL
interest rate and maturity date if applicable)     SHARES (if    AMOUNT (if
                                                   equity)       debt)








Please write "None" below if you do not own a direct or indirect interest in Marsico Fund shares or Marsico Sub-advised Fund shares.

MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES      NUMBER OF
(please list all shares or attach all relevant          SHARES
account statements and/or confirmations)






2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(15) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.


-------------
(15) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

NAME/ADDRESS OF BROKER, DEALER,   DATE SECURITIES    ACCOUNT REGISTRATION
BANK, OR OTHER INSTITUTION        ACCOUNT WAS        (Self/Other) AND NUMBER/S
                                  ESTABLISHED
Great-West Life & Annuity         (Please state      Self:
Insurance Co.                     approximate date)  MCM 401(k) Plan No. 934587-01,
401(k) Operations                                    Participant Account
8525 East Orchard Road                               (Please state all account
Greenwood Village, Colorado 80111                    numbers)

UMB Fund Services, Inc.           (Please state      (Please state all account
803 West Michigan Street          approximate date)  numbers)
Milwaukee, Wisconsin  53233










3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(16)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real


-------------
(16) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Annual Personal Holdings Report.

Name:
           -------------------------------------
                     (please print)

Signature:
           -------------------------------------


Date Submitted:
                --------------------------------

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION

Date

Institution Name
Address


      Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name:
                                        ------------------------------

            Account No/s:
                          --------------------------------------------

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

      (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

      (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

            Marsico Capital Management, LLC
            Attention:  Compliance Department
            1200 17th Street, Suite 1600
            Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



Your name

cc:  Marsico Capital Management, LLC
     Compliance Department

                       INITIAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                    To be completed by all New MCM Employees

I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have read the Code (including any updates) and understand its provisions; (ii) will comply with the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.

Name:
            ---------------------------------
             (Please print or type clearly)

Signature:
            ---------------------------------


Date:
            ---------------------------------

                      PERIODIC CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                      To be completed by all MCM Employees


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have re-read the Code (including any updates) and understand its provisions; (ii) have complied with and will continue to comply with the requirements of the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings and personal securities transactions on a quarterly and annual basis as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.

Name:
            ---------------------------------
             (Please print or type clearly)

Signature:
            ---------------------------------


Date:
            ---------------------------------

                   APPROVAL OF INVESTMENT IN LIMITED OFFERING

I                               , hereby certify as follows:
  ------------------------------
          (Print Name)

I seek the approval of Marsico Capital Management, LLC ("MCM") to invest in a Limited Offering (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, or certain interests in stock options or other deferred compensation), as required by SEC rules and the Code of Ethics. The Limited Offering is an unregistered offering in: (please circle number)

1. A private operating company, partnership, limited liability company, or similar company that does not primarily invest in securities, but invests primarily in an operating business, real estate, or other assets. I have listed the name of the company, the nature of its business, and the amount of my anticipated investment over time. I believe that my investment in this company or partnership will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the reasons stated below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. A hedge fund or other unregistered investment company that is advised or subadvised by MCM.

3. Any other hedge fund, venture capital fund, private equity fund, or other unregistered investment company that primarily invests in securities. I have listed below the name of the fund, name of the fund manager, nature of the fund's investments, amount of my anticipated investment over time, and any facts supporting my desire to invest in the fund.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I further certify that my investment in this hedge fund or other unregistered investment company will meet the following requirements:

      (a) The fund manager will have complete control over the fund under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the fund or investment decisions made for it;

      (b) I (and any related person) will not disclose to the fund manager or any representative of the fund any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

      (c) The fund manager and other fund representatives will not disclose to me any investment decision to be implemented for the fund until after the decision has been implemented; and

      (d) I will report to MCM the EXISTENCE of the fund account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the fund through account statements or otherwise if requested, and meet any additional conditions stated below.

4. An unregistered interest in stock options or other deferred compensation. I seek the approval of Marsico Capital Management ("MCM") to participate in my employer's stock option plan and/or stock purchase plan through which my employer makes company stock available to me as part of my compensation arrangements. I have listed below the ESOP/ESPP Account, registration number, company name, securities to be held under the employment plan and any facts supporting my arrangement to hold an interest in the ESOP/ESPP Account. I believe that my receipt of these options or other compensation will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that my investment activities in this ESOP/ESPP Account are subject to the following requirements:

(a) I understand that pursuant to the MCM Code of Ethics, I may buy or sell these Restricted Trading Securities under an employment arrangement, and may exercise or sell any options, if my employer or an affiliate issues the securities or options.

(b) I understand that I remain subject to the MCM Insider Trading Policy which forbids any Employee from (1) buying or selling a security while in possession of non-public, material information about that security, or (2) communicating material nonpublic information to others in violation of the law.

(c) I will report to MCM the EXISTENCE of the ESOP/ESPP Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:
      -----------------------------------
      (Signature)

Date:
      -----------------------------------


Approved:
         --------------------------------
           (Compliance Department)

Date:
      -----------------------------------


Additional Conditions:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING

I                               , hereby certify as follows:
  ------------------------------
          (Print Name)

I seek the approval of Marsico Capital Management ("MCM") to invest in an Initial Public Offering ("IPO"), as required by SEC rules and the Code of Ethics.

A. The IPO will be a public offering by an issuer described below: (please circle number below)

      1. An issuer whose publicly issued securities I already own is making a rights offering under which all public shareholders may purchase a limited number of shares of an IPO. MCM has granted approval in the Code to invest in IPOs involving this type of rights offering.

      2. An issuer whose privately issued securities I already own is offering private shareholders the opportunity to purchase shares of an IPO. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      3. An issuer will offer me the right to purchase shares of an IPO for reasons not stated above. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B. I agree that if MCM grants approval to invest in the IPO, I will comply with any restriction on the subsequent sale of the securities that MCM chooses to impose, including waiting for at least a fixed period of time (such as 90 days) after the offering before selling the securities. I will also comply with the pre-approval, holding period, and blackout period requirements of the Code for the sale of the securities.

Name:
      -----------------------------------
      (Signature)

Date:
      -----------------------------------


Approved:
         --------------------------------
             (Compliance Department)

Date:
      -----------------------------------


Additional Conditions:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          SPECIAL ACCOUNT CERTIFICATION

I                               , hereby certify as follows:
  ------------------------------
          (Print Name)

I seek the approval of Marsico Capital Management ("MCM") to hold an interest in a managed Special Account through which a financial adviser, trustee, or other person may buy or sell Restricted Trading Securities for me (or for another person in whose securities I have a Beneficial Ownership interest). Approval is required by the Code of Ethics.

I have listed below the Special Account, registration number, name of the financial adviser, trustee, or other person who will manage the Special Account, and any facts supporting my desire to hold an interest in the Special Account.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that my investment in this Special Account will meet the following requirements:

      (a) The financial adviser, trustee, or other person who manages the Special Account will have complete control over the account under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the Special Account or investment decisions made for it;

      (b) I (and any related person) will not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

      (c) The financial adviser, trustee, or other person who manages the Special Account will not disclose to me any investment decision to be implemented for the Special Account until after the decision has been implemented; and

      (d) I will report to MCM the EXISTENCE of the Special Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:
      ----------------------------------
      (Signature)

Date:
      ----------------------------------


Approved:
         -------------------------------
             (Compliance Department)

Date:
      ----------------------------------


Additional Conditions:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               PRE-CLEARANCE FORM

Employee Name
             -----------------------------

Person on whose Behalf Trade is Being Executed (if different)
                                                             -----------------

Broker                                  Brokerage Account Number
      ------------------------------                            ----------------

Security/Fund                           Ticker Symbol
             -----------------------                 ---------------------------

Number of Shares or Units               Price per Share or Unit
                         -----------                           -----------------

Approximate Total Price
                       -------------

To the best of your knowledge, is the requested transaction consistent with the
letter and spirit of the MCM Insider Trading Policy? Yes      No
                                                         ---     ---

To the best of your knowledge, is the requested transaction consistent with the
letter and spirit of the MCM/Marsico Funds Code of Ethics? Yes      No
                                                               ---     ---

Have you acquired the securities within the last 60 days?  Yes      No
                                                               ---     ---
(attach 90-day transaction history for Marsico Fund shares or Marsico Sub-advised Fund shares) I CERTIFY THAT THE ABOVE INFORMATION IS COMPLETE AND ACCURATE.


---------------------------   ----------------
Signature                     Date

                       FOR COMPLIANCE DEPARTMENT USE ONLY

INFORMATION FROM TRADING DESK:

      Current Orders on desk?
                             -------------------------------------------

      Traded within the last 7 days?
                                    ------------------------------------

      Portfolio managers planning on trading in next 7 days?
                                                             -----------

Remarks:
        ----------------------------------------------------------

APPROVAL/DISAPPROVAL

Approved: Y    N    Returned to employee on (date)
           ---  ---                               ------------------------------

Approved by                   Date:       Signature:
           -------------------     -------           ---------------------------

(WELLS CAPITAL MANAGEMENT LOGO)




                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                        -     BE ETHICAL

                        -     ACT PROFESSIONALLY

                        -     IMPROVE COMPETENCY

                        -     EXERCISE INDEPENDENT JUDGEMENT




                                  Version 7.04

Wells Capital Management Code of Ethics 7.04                                   2

                               TABLE OF CONTENTS

I        INTRODUCTION .......................................................................        3
      I.1 CODE OF ETHICS ....................................................................   3
      I.2 "ADVISORY REPRESENTATIVES/ DESIGNATED ADVISORY REPRESENTATIVES/ ACCESS PERSONS" ...   4
      I.3 "BENEFICIAL OWNERSHIP" ............................................................   5
II       PENALTIES ..........................................................................        6
      II.1 VIOLATIONS OF THE CODE ...........................................................   6
      II.2 PENALTIES ........................................................................   7
      II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES .........................................   8
III      EMPLOYEE TRADE PROCEDURES ..........................................................        9
      III.1 PRE-CLEARANCE ...................................................................   9
      III.2 TRADE REPORTS ...................................................................  10
      III.3 PERSONAL SECURITIES .............................................................  11
      III.4 POST-REVIEW .....................................................................  12
      III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS ........................................  13
      III.6 CONFIDENTIALITY .................................................................  13
      III.7 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS ............................................  13
      III.8 INITIAL AND ANNUAL HOLDINGS REPORT ..............................................  14
IV       RESTRICTIONS .......................................................................       15
      IV.1 RESTRICTED SECURITIES ............................................................  15
      IV.2 SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE) .................................  17
      IV.3 BLACKOUT PERIODS .................................................................  17
      IV.4 INSIDER TRADING ..................................................................  18
      IV.5 MARKET TIMING ....................................................................  19
      IV.6 INDEPENDENT RESEARCH .............................................................  19
      IV.7 GIFTS AND HOSPITALITY ............................................................  19
      IV.8 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT .......................................  19
      IV.9 PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO ..........................  19
      IV.10 WELLS FARGO MUTUAL FUNDS ........................................................  20
V        REGULATORY REQUIREMENTS ............................................................       21
      V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940 ................  21
      V.2 REGULATORY CENSURES ...............................................................  21
VI       ACKNOWLEDGMENT AND CERTIFICATION ...................................................       22
VII      FREQUENTLY ASKED QUESTIONS (FAQS) ..................................................       23
APPENDIX A- FOR DESIGNATED ADVISORY PERSONS .................................................       26
APPENDIX B- FOR ACCESS PERSONS ..............................................................       28




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Wells Capital Management Code of Ethics 7.04                                   3


I     INTRODUCTION

      I.1   CODE OF ETHICS          Wells Capital Management (Wells Capital), as
                                    a registered investment adviser, has an
                                    obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This
                                    CODE OF ETHICS AND POLICY ON PERSONAL
                                    SECURITIES TRANSACTIONS AND INSIDER TRADING
                                    ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                    In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                    Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's intranet site: capzone.wellsfargo.com.

                                    As an employee, you must -

                                    -  Be ethical

                                    -  Act professionally

                                    -  Improve competency

                                    -  Exercise independent judgment

                                    To avoid conflicts of interest, Wells
                                    Capital employees, officers, and directors are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.




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Wells Capital Management Code of Ethics 7.04                                   4


      I.2   "ADVISORY               ADVISORY REPRESENTATIVES
            REPRESENTATIVES/
            DESIGNATED ADVISORY     For the purposes of this Code, Wells Capital
            REPRESENTATIVES/ACCESS  defines "advisory representative" as any
            PERSONS"                director, officer of employee who in
                                    connection with his or her regular functions or duties -

                                       -  makes, participates in, or obtains
                                          information regarding the purchase or
                                          sale of a security for an advisory
                                          client or

                                       -  whose functions are related to the
                                          making of any recommendations with
                                          regard to such purchases of sales.

                                    Because an employee may at some time access or obtain investment information, Wells Capital designates all employees (including independent contractors, if deemed appropriate) as "Advisory Representatives," and subject as a result to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

                                    DESIGNATED ADVISORY REPRESENTATIVES

                                    As a part of its business activities, Wells
                                    Capital may share investment recommendations with certain affiliates simultaneously with effective dissemination to the market. As a result, certain employees of Wells Capital affiliates may also be designated as advisory representatives ("DESIGNATED
                                    ADVISORY REPRESENTATIVE") under this Code. A
                                    "Designated Advisory Representative" is any employee of a Wells Capital affiliate who obtains information concerning securities recommendations being made by Wells Capital prior to the effective dissemination of those recommendations.

                                    All regulatory requirements (required under
                                    Investment Advisers Act and Investment
                                    Company Act (17j-1)) contained in this Code apply to "Designated Advisory
                                    Representatives". Other sections of the Code may also be applied to Designated Advisory Representatives as needed in order to prevent violations of the Code. The elements of the Code that apply to Designated Advisory Representatives are indicated in Appendix A.

                                    ACCESS PERSONS

                                    For the purposes of this Code, an "ACCESS
                                    PERSON" is any director or officer of Wells
                                    Capital who is not also an employee of Wells
                                    Capital. All regulatory requirements
                                    (required under Investment Advisers Act and
                                    Investment Company Act (17j-1)) contained in this Code apply to "Access Persons". Other sections of the Code may also be applied to Access Persons as needed in order to prevent violations of the Code. The elements of the Code that expressly apply to Access Persons are indicated in Appendix B.




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Wells Capital Management Code of Ethics 7.04                                   5


      I.3   "BENEFICIAL OWNERSHIP"  Personal securities transaction reports must include all accounts in which you have a beneficial interest and over which you exert direct or indirect control, including -

                                    -  accounts of immediate family members in
                                       the same household;

                                    - and any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

                                    Direct and indirect control and beneficial interest may be further construed to include accounts for which an Advisory Representative, Designated Advisory
                                    Representative, or Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.




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Wells Capital Management Code of Ethics 7.04                                   6



II    PENALTIES

      II.1  VIOLATIONS OF THE CODE  The firm's Chief Compliance Officer will report violations of the Code monthly to the President. Each Advisory Representative, Designated Advisory Representative, or Access Person must immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.




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Wells Capital Management Code of Ethics 7.04                                   7



      II.2  PENALTIES               Penalties for violation of this Code may be
                                    imposed on Advisory Representatives,
                                    Designated Advisory Representatives, or
                                    Access Persons as follows:

                                    -  MINOR OFFENSES -

                                          -  First minor offense - Verbal
                                             warning;

                                          -  Second minor offense - Written
                                             notice;

                                          -  Third minor offense - $1,000.00
                                             fine to be donated to the access
                                             person's or advisory
                                             representative's charity of
                                             choice*.

                                    Minor offenses include the following:
                                    failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                    -  SUBSTANTIVE OFFENSES -

                                          -  First substantive offense - Written
                                             notice;

                                          -  Second substantive offense - $1,000
                                             or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice*;

                                          -  Third substantive offense - $5000
                                             fine or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the access person's or
                                             advisory representative's charity
                                             of choice* or termination of
                                             employment and/or referral to
                                             authorities.

                                    Substantive offenses include the following:
                                    unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

                                    The number of offenses is determined by the cumulative count over a 12 month period.

                                    -  SERIOUS OFFENSES -

                                       A Fund Manager trading with insider
                                       information and/or "front running" a
                                       client or fund that he/she manages is
                                       considered a "serious offense". Wells
                                       Capital will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

                                    Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

                                    * The fines will be made payable to the
                                    Advisory Representative's, Designated
                                    Advisory Representative's, or Access Persons charity of choice (reasonably acceptable to Wells Fargo) and turned over to Wells Capital, which in turn will mail the donation check on behalf of the Advisory Representative, Designated Advisory
                                    Representative or Access Person.




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Wells Capital Management Code of Ethics 7.04                                   8



      II.3  DISMISSAL AND/OR        REPEATED VIOLATIONS of the Code may result
            REFERRAL TO             in dismissal. In addition, a single flagrant
            AUTHORITIES             violation, such as fraud or insider trading,
                                    will result in immediate dismissal and
                                    referral to authorities.

                                    The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.




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
Wells Capital Management Code of Ethics 7.04                                   9


III   EMPLOYEE TRADE PROCEDURES

      III.1 PRE-CLEARANCE

                                    - All Advisory Representatives in the firm must pre-clear personal securities transactions as specified in Section III.4.

                                    - All pre-clearance requests (requests for prior approval) must be submitted via ELECTRONIC MAIL to WELLSCAP RISK MGT in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made only for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.

                                    -  At a minimum, indicate the following
                                       information on your pre-clearance request


                                       (a) Transaction Type: BUY or SELL

                                       (b) SECURITY NAME (INCLUDE COUPON RATE
                                           AND MATURITY DATE FOR FIXED INCOME
                                           SECURITIES) AND TICKER or CUSIP

                                       (c) Security Type: COMMON STOCK, OPTIONS,
                                           or BONDS

                                    -  Telephone requests from beneficial
                                       account holders outside the firm will be accepted. Responses to requests will be forwarded to the advisory representative via electronic mail.

                                    -  Requests may be submitted from 7:00 AM
                                       (PACIFIC) UNTIL AN HOUR BEFORE THE MARKET
                                       CLOSES FOR THE DAY. Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no later than one hour from receipt of the request.

                                    -  Pre-cleared trades are VALID FOR SAME DAY
                                       TRADES ONLY. No exceptions.

                                    -  Pre-clearance does not preclude the
                                       possibility of a potential conflict
                                       appearing after the execution of an
                                       employee trade. Trades will be screened
                                       for blackout violations and other
                                       conflicts, but quarter end review of each personal trade will reveal conflicts occurring after the trade is executed.

                                    -  The use of the electronic mail system
                                       ensures that each report is date-stamped, and it is the responsibility of each Advisory Representative to ensure that the report has been received by Wells Capital Compliance.

                                    CERTAIN PERSONAL SECURITIES TRANSACTIONS
                                    SHOULD BE REPORTED WHETHER PRE-CLEARED OR
                                    NOT (SEE SECTION III.5 FOR DETAILS).




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Wells Capital Management Code of Ethics 7.04                                  10


      III.2 TRADE REPORTS           -  Quarterly Trade Reports which list
                                       personal securities transactions for the quarter must be submitted by Advisory
                                       Representatives, Designated Advisory
                                       Representatives, and Access Persons no
                                       later than the 10th day after the end of each calendar quarter. This 10-day deadline is a FEDERAL REQUIREMENT and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.

                                    - Quarterly Trade Reports must be submitted using the Quarterly Trade Report form to Wells Capital Compliance, either via email (to Wellscap Risk Mgt) or via MAC (A0103-101). IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED TO BE SUBMITTED.

                                    -  Wells Capital requires duplicate copies
                                       of trades confirms and monthly or
                                       quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing . Use the REQUEST FOR DUPLICATE CONFIRMS form to submit your request to your brokers (with a cc to Wells Capital Compliance).

                                    -  When opening or closing brokerage
                                       accounts, please notify Compliance in
                                       writing (quarterly) by using the
                                       ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS
                                       form.

                                    Forms relating to the Code of Ethics are available in Wellscap's intranet site: capzone.wellsfargo.com.




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Wells Capital Management Code of Ethics 7.04                                  11


      III.3 PERSONAL SECURITIES     In addition to pre-clearance by the
            TRANSACTIONS-EQUITY     Compliance Group, prior approval must be
            FUND MANAGERS           obtained from the President or Chief
                                    Investment Officer if an equity Fund Manager requests to sell or buy a security in his/her personal account when:

                                    -  The same security is held in the equity
                                       fund that is directly managed by the Fund
                                       Manager; or

                                    -  The Fund Manager is purchasing the same
                                       security for an equity fund for which
                                       he/she makes investment decisions.

                                    Wells Capital Compliance will review
                                    pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, front-running, other conflicts/trends, and quarter-end review of any 60-day rule violations.




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Wells Capital Management Code of Ethics 7.04                                  12


      III.4 POST-REVIEW             Wells Capital Compliance will match any
                                    broker confirms/statements received to
                                    pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                    Advisory Representative transactions will also be screened for the following:

                                    - Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.

                                    - 7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).

                                    - Short-term trading profits: The purchase and sale, and short sale and purchase of the same security (including Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital; excluding money market funds) within 60 days resulting in a net profit. Advisory representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

                                    -  Other potential conflicts: Certain
                                       transactions may also be deemed in
                                       conflict with the Code and will warrant
                                       additional review, depending on the facts and circumstances of the transaction.




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Wells Capital Management Code of Ethics 7.04                                  13



      III.5 PRE-CLEARANCE AND       The table below indicates pre-clearance and
            REPORTING REQUIREMENTS  reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                    SECURITY TYPE              PRE-CLEARANCE    QTRLY
                                    -------------              -------------  REPORTING
                                                                              ---------
                                    Equity transactions (1)         Yes          Yes
                                    Fixed Inc transactions          Yes          Yes
                                    Wells Fargo stock               No           Yes
                                    Open-end
                                    non-proprietary MF              No           No
                                    Wells Fargo MF and
                                    MF sub-advised by
                                    Wells Capital (3)               No           Yes
                                    Close-end MF                    Yes          Yes
                                    Exchged traded index fd         No           No
                                    US Tsy/Agencies                 No           No
                                    Short term/cash equiv.          No           No
                                    SPP/DRIPs- auto purch (2)       No           No
                                    Employee 401K-
                                    auto purchases (4)              No           Yes

                                    (1) Including options.

                                    (2) Sales of stocks from SPP or DRIPs:
                                    Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

                                    (3) Reporting excludes money market funds.

                                    (4) Requires only reporting exchanges and changes in investment options.

      III.6 CONFIDENTIALITY         All reports of personal securities
                                    transactions, holdings and any other
                                    information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate Wells Capital personnel
                                    (Compliance and/or Senior Management) and legal counsel. Such information may also be provided to the Securities and Exchange
                                    Commission ("SEC") or other government
                                    authority when properly requested or under court order.

      III.7 ACKNOWLEDGMENT OF       All Advisory Representatives, Designated
            BROKERAGE ACCOUNTS      Advisory Representatives, and Access Persons
                                    are required to submit a list of all
                                    brokerage accounts as required by the Code at the time of hire. In addition, Advisory
                                    Representatives, Designated Advisory
                                    Representatives, and Access Persons are
                                    responsible for ensuring that any new or closed accounts are communicated to
                                    Compliance quarterly. For reporting
                                    purposes, complete the ACKNOWLEDGMENT OF
                                    BROKERAGE ACCOUNTS form.




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Wells Capital Management Code of Ethics 7.04                                  14



      III.8 INITIAL AND ANNUAL      All Advisory Representatives, Designated
            HOLDINGS REPORT         Advisory Representatives, and Access Persons
                                    are required to report all activity in
                                    brokerage accounts and a statement of
                                    holdings (subject to Code requirements)
                                    within 10 days of employment and annually. A broker statement will suffice in lieu of a separate initial or annual holdings report.
                                    The Advisory Representative, Designated
                                    Advisory Representative, or Access Person is responsible for ensuring that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.




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Wells Capital Management Code of Ethics 7.04                                  15


IV    RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:

      IV.1  RESTRICTED SECURITIES

                 SECURITY TYPE                                   PURCHASE                                    SALE
-----------------------------------------------  ----------------------------------------  -----------------------------------------
A.  S&P500 stocks
                                                                 PERMITTED                 PERMITTED, subject to the following:

                                                 Subject to one-day blackout during        -  One-day blackout during execution of
                                                 execution of client trades (except index     client trades (except program trades).
                                                 program trades). Must pre-clear.             Must pre-clear.

                                                                                           -  For a large cap fund manager, prior
                                                                                              approval is required from the
                                                                                              President or Chief Investment Officer
                                                                                              if the common security is held in an
                                                                                              equity fund managed by the manager.

                                                                                           -  For a large cap fund manager, prior
                                                                                              approval is required from the
                                                                                              President or Chief Investment Officer
                                                                                              if the manager is purchasing the
                                                                                              common security for an equity fund
                                                                                              managed by the manager.
-----------------------------------------------  ----------------------------------------  -----------------------------------------
B.  Any security not included in the S&P500                                                PERMITTED, subject to the following:
    above and not defined as "small cap" below.
                                                                                           -  Pre-clearance requirements.
                                                                 PERMITTED
                                                                                           -  For a mid cap fund manager, prior
                                                 Subject to pre-clearance requirements.       approval is required from the
                                                                                              President or Chief Investment Officer
                                                                                              if the common security is held in an
                                                                                              equity fund managed by the manager.

                                                                                           -  For a mid cap fund manager, prior
                                                                                              approval is required from the
                                                                                              President or Chief Investment Officer
                                                                                              if the manager is purchasing the
                                                                                              common security for an equity fund
                                                                                              managed by the manager.

-----------------------------------------------  ----------------------------------------  -----------------------------------------
C.  Any restricted list security (and its                                                  PERMITTED
    associated option) defined as "small cap"
    (capitalization as defined by the holdings                  PROHIBITED                 -  If security held prior to Wells
    in Wells Capital-actively managed Small Cap                                               Capital employment and/or version 9.99
    funds including mutual funds, DIFs and                                                    of the Code, sale permitted subject to
    Collectives. Small cap holdings in Wells                                                  pre-clearance requirements.
    Capital-managed small cap index funds are
    permissible. Investments in commingled                                                 -  For a small cap fund manager, prior
    funds (mutual funds, etc.) that invest in                                                 approval is required from the
    small cap stocks and are offered to clients                                               President or Chief Investment Officer
    are also permissible.                                                                     if the common security is held in an
                                                                                              equity fund managed by the manager.

                                                                                           -  For a small cap fund manager, prior
                                                                                              approval is required from the
                                                                                              President or Chief Investment Officer
                                                                                              if the manager is purchasing the
                                                                                              common security for an equity fund
                                                                                              managed by the manager.
-----------------------------------------------  ----------------------------------------  -----------------------------------------
D.  Any security issued by a Wells Capital                                                 PERMITTED, subject to the following:
    client
                                                                PROHIBITED                 -  If security held prior to Wells
                                                                                              Capital employment and/or version 9.99
                                                                                              of the Code, sales subject to
                                                                                              pre-clearance requirements.
-----------------------------------------------  ----------------------------------------  -----------------------------------------
E.  Automatic investment programs or direct
    stock purchase plans
                                                                 PERMITTED                 PERMITTED

                                                 -  Subject to Code of Ethics reporting    -  Subject to Code of Ethics reporting
                                                    requirements                              requirements
-----------------------------------------------  ----------------------------------------  -----------------------------------------
F.  Initial Public Offerings (IPOs)                                                        PERMITTED, only

(An IPO is a corporation's first offering of a                  PROHIBITED                 -  If security held prior to Wells
security representing shares of the company                                                   Capital employment and/or version 9.99
to the public)                                                                                of the Code, sales subject to
                                                                                              pre-clearance requirements.
-----------------------------------------------  ----------------------------------------  -----------------------------------------




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Wells Capital Management Code of Ethics 7.04                                  16



-----------------------------------------------  ----------------------------------------  -----------------------------------------
G.  Private Placements                                                                     PERMITTED, only

(A private placement is an offer or sale of any                 PROHIBITED                 -  If security held prior to Wells
security by a brokerage firm not involving a                                                  Capital employment and/or version 9.99
public offering, for example, a venture capital                                               of the Code, sales subject to
deal)                                                                                         pre-clearance requirements.
-----------------------------------------------  ----------------------------------------  -----------------------------------------
H.  Options (other than employee stock
    options), puts, calls, short sales, futures                 PROHIBITED                 PROHIBITED
    contracts or other similar transactions
    involving securities issued by Wells Fargo
    & Company
-----------------------------------------------  ----------------------------------------  -----------------------------------------




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Wells Capital Management Code of Ethics 7.04                                  17


      IV.2  SHORT-TERM TRADING      The purchase and sale, and the short sale
            PROFITS (60-DAY         and purchase, of the same security
            TRADING RULE)           (including Wells Fargo mutual funds and
                                    other mutual funds subadvised by Wells
                                    Capital; excluding money market funds)
                                    within 60 calendar days and at a profit are PROHIBITED.

                                    -  This restriction applies without regard
                                       to tax lot considerations;

                                    -  Exercised options are not restricted,
                                       however, purchases and sales of options
                                       occurring within 60 days resulting in
                                       profits are PROHIBITED;

                                    -  Exceptions require advance written
                                       approval from the firm's Chief Compliance
                                       Officer (or designee).

                                    Profits from any sale before the 60-day
                                    period expires may require disgorgement.
                                    Please refer to "Penalties", section II of this Code, for additional details.

      IV.3  BLACKOUT PERIODS        For securities in the S&P 500 stocks, a
                                    one-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made.
                                    The blackout will not apply to trades of Wells Capital-managed Index funds.

                                    All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

                                    Blackout periods apply to both buy and sell transactions.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  18


      IV.4  INSIDER TRADING         Wells Capital considers information MATERIAL
                                    if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act.
                                    Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally.
                                    Information becomes PUBLIC once it is
                                    publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                                    Wells Capital generally defines INSIDER
                                    TRADING as the buying or selling of a
                                    security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                    TIPPING of material, non-public information is PROHIBITED. An Advisory Representative, Designated Advisory Representative, or Access Person cannot trade, either personally or on behalf of others, while in possession of such information.

                                    FRONT-RUNNING/SCALPING involves trading on the basis of non-public information regarding impending market transactions.

                                    -  Trading ahead of, or "front-running," a
                                       client or Wells Fargo mutual fund order
                                       in the same security; or

                                    - Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                                    SCALPING occurs when an Advisory
                                    Representative, Designated Advisory
                                    Representative, or Access Person purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  19


      IV.5  MARKET TIMING           Wells Capital Management prohibits late
                                    trading and do as not engage in market
                                    timing when trading in mutual fund shares on behalf of its clients.

      IV.6  INDEPENDENT RESEARCH    Wells Capital research analysts perform
                                    independent credit analysis of issuers and submit the approved issuers to the Credit
                                    Committee for approval. The approved list of securities is available for all Fund
                                    Managers for their determination of
                                    suitability on investments for accounts they manage.

                                    Compensation of the research analysts is not tied to any business or revenue generated by Wells Capital.

      IV.7  GIFTS AND HOSPITALITY   Wells Capital, as a policy, follows Wells
                                    Fargo & Company's policy regarding gifts and hospitality. Please refer to the Handbook for Wells Fargo Team Members.


      IV.8  DIRECTORSHIPS AND       Wells Capital, as a policy, follows Wells
            OTHER OUTSIDE           Fargo & Company's policy regarding
            EMPLOYMENT              directorships and other outside employment.
                                    Please refer to the Handbook for Wells Fargo
                                    Team Members.

      IV.9  PURCHASES AND SALES OF  Wells Capital follows Wells Fargo &
            SECURITIES ISSUED BY    Company's policy regarding securities issued
            WELLS FARGO             by Wells Fargo & Company. No preclearance is
                                    required for securities issued by Wells
                                    Fargo & Company; however, quarterly
                                    reporting of purchases and sales of such securities is required.

                                    Investments in Wells Fargo options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company are prohibited.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  20


      IV.10 WELLS FARGO MUTUAL      MUTUAL FUND HOLDINGS
            FUNDS
                                    Advisory Representatives, Designated
                                    Advisory Representatives, and Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by Wells Capital.

                                    MUTUAL FUND TRANSACTIONS

                                    On a quarterly basis, Advisory
                                    Representatives, Designated Advisory
                                    Representatives, and Access Persons are
                                    required to report any purchases or sales of Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital. Money market funds are excluded from quarterly reporting.

                                    EMPLOYEE 401K PLANS

                                    Advisory Representatives, Designated
                                    Advisory Representatives, and Access Persons are required to report investment option changes for their own and spouse 401K plans.

                                    60 DAYS HOLDING PERIOD

                                    Advisory Representatives and Access Persons are required to hold Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital for 60 days. Money market funds are excluded.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  21


V     REGULATORY REQUIREMENTS

      V.1   INVESTMENT ADVISERS     The SEC considers it a violation of general
            ACT OF 1940 AND         antifraud provisions of federal securities
            INVESTMENT COMPANY ACT  laws whenever an adviser, such as Wells
            OF 1940                 Capital, engages in fraudulent, deceptive or
                                    manipulative conduct. As a fiduciary to
                                    client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example,
                                    "front-running," scalping, or favoring
                                    proprietary accounts over those of the
                                    clients').

      V.2   REGULATORY CENSURES     The SEC can censure, place limitations on
                                    the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                                    -  Failure reasonably to supervise, with a
                                       view to preventing violations of the
                                       provisions of the federal securities
                                       laws, an employee or a supervised person who commits such a violation.

                                    -  However, no supervisor or manager shall
                                       be deemed to have failed reasonably to
                                       supervise any person, if

                                       (a) there have been established
                                           procedures, and a system for applying
                                           such procedures, which would
                                           reasonably be expected to prevent and
                                           detect, insofar as practicable, any
                                           such violation by such other person
                                           and

                                       (b) such supervisor or manager has
                                           reasonably discharged the duties and
                                           obligations incumbent upon him/her by
                                           reason of such procedures and systems
                                           without reasonable cause to believe
                                           that such procedures and system were
                                           not being complied with.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  22


VI    ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to Wells Fargo's policy on BUSINESS CONDUCT AND ETHICS, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

- Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

- Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

- Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

- Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

- Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

-     Trade on inside information;

- Trade ahead of or front-run any transactions for Wells Capital managed accounts;

-     Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

ANY EXCEPTIONS, WHERE APPLICABLE, ARE NOTED AS FOLLOWS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




----------------------------------         ----------------------------
Signature                                  Date


----------------------------------
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO WELLS CAPITAL COMPLIANCE, MAC A0103-101.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  23


VII   FREQUENTLY ASKED QUESTIONS (FAQS)

      1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

            Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 415/396-7016)

            At a minimum, indicate whether the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

            Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

      2.    What is the submission deadline for Quarterly Trade Report?

            Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Advisory Representatives, Designated Advisory Representatives, and Access Persons can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

      3. Why are duplicate copies of confirms and statements submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

            This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Advisory Representative, Designated Advisory Representative, or Access Person opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Advisory Representative's/Designated Advisory Representative's/Access Person's trade confirms and account statements.

      4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

            Wells Cap as investment adviser is required to obtain personal securities transaction information from Advisory Representatives, Designated Advisory Representatives, and Access Persons. In order to ensure compliance with the law, our policy requires Advisory Representatives, Designated Advisory Representatives and Access Persons to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. Advisory Representatives, Designated Advisory Representatives, or Access Persons do not need to complete a quarterly trade report if:
            1) the Advisory Representative, Designated Advisory Representative, or Access Person provides a website printout of transaction history from the broker or 2) the Advisory Representative, Designated Advisory Representative, or Access Person confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.

      5. Why are small cap issues restricted from Advisory Representative purchases?

            Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  24


            managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital advisory representatives until such time that the funds are out of the same positions. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

            All other small capitalization issues that are not owned by these managed small cap funds can be purchased by Advisory Representatives is subject to pre-clearance and reporting requirements.

      6.    What is the 60-day rule and is it a regulatory requirement?

            The 60-day rule prohibits Advisory Representatives from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

            This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

      7.    What is the pre-clearance policy on option transactions?

            Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Advisory Representatives have no control over when the options are exercised), pre-clearance is not required. However, if the Advisory Representative chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

      8. What types of trust accounts does an Advisory Representative, Designated Advisory Representative, and Access Person need to report? What types of trust accounts does an Advisory Representative need to pre-clear?

            All Advisory Representatives, Designated Advisory Representatives, and Access Persons must report securities for the following types of trust accounts (Note: Advisory Representatives must also pre-clear securities for the account types listed below.):

            A. A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee, or beneficiary and has both investment control and a pecuniary interest;

            B. A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

            C. A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that receives a performance-related fee from the trust;

            D. A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

            Note: Advisory Representatives, Designated Advisory Representatives,
                  or Access Persons do not need to report the following:

            (1) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  25


            (2) A trust account for which the Advisory Representative, Designated Advisory Representative, or Access Person is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

      9. If an Advisory Representative, Designated Advisory Representative, or Access Person has a financial planner or consultant who has investment control over his/her accounts; does he/she need to report such accounts? Does the Advisory Representative's financial planner or consultant need to pre-clear?

            Yes, because the Advisory Representative, Designated Advisory Representative, or Access Person can directly or indirectly influence or control the buying or selling of securities in such accounts. Yes, in cases where the financial planner or consultant is sending a pre-clearance request on behalf of the Advisory Representative, it is the Advisory Representative's responsibility to ensure that:

            A. The financial planner or consultant is fully aware of Wells Capital's pre-clearance policy.

            B. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.

            Exceptions can be made on a case-by-case basis and are subject to evaluation and approval by the Chief Compliance Officer.

      10. Why is it necessary to for Advisory Representatives, Designated Advisory Representatives and Access Persons to report Wellscap managed mutual fund transactions?

      The SEC has recently proposed a rule that requires investment advisers to adopt code of ethics standards for the reporting of personal securities including mutual fund holdings and transactions managed by the adviser.




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  26


                  APPENDIX A- FOR DESIGNATED ADVISORY PERSONS

        CODE SECTION                     HOW APPLIED                         HOW ADMINISTERED
----------------------------  ---------------------------------  ----------------------------------------
PENALTIES                     Penalties will be assessed as      WellsCap Compliance will apply and
                              described in the policy if         report penalties as applicable.
                              designated advisory persons
                              violated the applicable sections
                              of the Code.

TRADE REPORTS                 Trade reports will be required     WellsCap Compliance or its delegate
                              each quarter for all personal      will collect trade reports for
                              securities trading as defined in   designated advisory persons.
                              the Code.                          WellsCap Compliance, if it has delegated
                                                                 such activity, will review appropriate
                                                                 reports submitted by the delegate, and
                                                                 will conduct periodic compliance testing
                                                                 on underlying data to confirm the
                                                                 accuracy of such reports.

POST REVIEW                   Trades will be reviewed to         WellsCap Compliance or its delegate
                              assure that all reports were       will conduct post review of trade
                              submitted timely and to            reports.
                              determine if any trade             WellsCap Compliance, if it has
                              restrictions were violated.        delegated such activity, will review
                                                                 appropriate reports submitted by the
                                                                 delegate, and will conduct periodic
                                                                 compliance testing on underlying data to
                                                                 confirm the accuracy of such reports.

ACKNOWLEDGEMENT OF BROKERAGE  Acknowledgement of                 WellsCap Compliance or its delegate
ACCOUNTS                      brokerage accounts will be         will collect brokerage account
                              required each quarter for all      acknowledgements for designated
                              designated advisory persons.       advisory persons.
                                                                 WellsCap Compliance, if it has delegated
                                                                 such activity, will review appropriate
                                                                 reports submitted by the delegate, and
                                                                 will conduct periodic compliance testing
                                                                 on underlying data to confirm the
                                                                 accuracy of such reports.

INITIAL AND ANNUAL HOLDINGS   Initial reports will be required   WellsCap Compliance or its delegate
REPORT                        at hire and annual holdings at     will collect initial and annual holdings
                              each year-end for all              reports for designated advisory
                              designated advisory persons.       persons.
                              Broker statements may be used      WellsCap Compliance, if it has
                              to satisfy these requirements.     delegated such activity, will review
                                                                 appropriate reports submitted by the
                                                                 delegate, and will conduct periodic
                                                                 compliance testing on underlying data to
                                                                 confirm the accuracy of such reports.

TRADE RESTRICTIONS            Trade restrictions will be         WellsCap Compliance or its delegate
                              applied to personal securities     will perform reviews to determine
                              trades in any security that have   whether any trade violations occurred.
                              been the subject of any            WellsCap Compliance, if it has
----------------------------  ---------------------------------  ----------------------------------------




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  27



----------------------------  ---------------------------------  ----------------------------------------
                              recommendation that was            delegated such activity, will review
                              disseminated to designated         appropriate reports submitted by the
                              advisory persons.                  delegate, and will conduct periodic
                                                                 compliance testing on underlying data
                                                                 to confirm the accuracy of such
                                                                 reports.
----------------------------  ---------------------------------  ----------------------------------------
INSIDER TRADING RESTRICTIONS  Insider trading restrictions will  Trade reviews described above seek
                              apply as described in the Code.    to identify any cases of insider
                                                                 trading.
----------------------------  ---------------------------------  ----------------------------------------




                                                                       July 2004

Wells Capital Management Code of Ethics 7.04                                  28




                         APPENDIX B- FOR ACCESS PERSONS

        CODE SECTION                     HOW APPLIED                         HOW ADMINISTERED
----------------------------  ---------------------------------  ----------------------------------------
PENALTIES                     Penalties will be assessed as      WellsCap Compliance will apply and
                              described in the policy if         report penalties as applicable.
                              Access Persons violated the
                              applicable sections of the
                              Code.
----------------------------  ---------------------------------  ----------------------------------------
TRADE REPORTS                 Trade reports will be required     WellsCap Compliance will collect
                              each quarter for all personal      trade reports for Access Persons.
                              securities trading as defined in
                              the Code.
----------------------------  ---------------------------------  ----------------------------------------
POST REVIEW                   Trades will be reviewed to         WellsCap Compliance will conduct
                              assure that all reports were       post review of trade reports.
                              submitted timely and to
                              ascertain any improprieties.
----------------------------  ---------------------------------  ----------------------------------------
ACKNOWLEDGEMENT OF BROKERAGE  Acknowledgement of                 WellsCap Compliance will collect
ACCOUNTS                      brokerage accounts will be         and review brokerage account
                              required each quarter for all      acknowledgements for Access
                              Access Persons.                    Persons.
----------------------------  ---------------------------------  ----------------------------------------
INITIAL AND ANNUAL HOLDINGS   Initial reports will be required   WellsCap Compliance will collect
REPORT                        at hire and annual holdings at     and review initial and annual holdings
                              each year-end for all Access       reports for Access Persons.
                              Persons. Broker statements
                              may be used to satisfy these
                              requirements.
----------------------------  ---------------------------------  ----------------------------------------
INSIDER TRADING RESTRICTIONS  Insider trading restrictions will  Trade reviews described above seek
                              apply as described in the Code.    to identify any cases of insider
                                                                 trading.
----------------------------  ---------------------------------  ----------------------------------------




                                                                       July 2004

Following is the Code of Ethics for The Capital Group Companies Inc. (Capital), which includes Capital Research and Management Company, the investment adviser to the American Funds and those involved in the distribution of the funds, client support and services; and Capital Group International Inc. (CGII), which includes Capital Guardian Trust Company and Capital International Inc. The Code of Ethics applies to all associates.

                           THE CAPITAL GROUP COMPANIES
                                 CODE OF ETHICS

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must always place the interests of clients and fund shareholders ahead of our own. Moreover, we should adhere to the spirit as well as the letter of the law and be vigilant in guarding against anything that could color our judgment.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of openness, integrity, honesty and trust. Accordingly, we have adopted certain standards as described below for the purpose of deterring wrongdoing and promoting: 1) honest and ethical conduct; 2) full, fair, accurate, timely and understandable disclosure in reports and documents; 3) compliance with applicable laws (including federal securities laws), rules, and regulations; 4) the prompt internal reporting of violations of our Code of Ethics; and 5) accountability for adherence to our Code of Ethics.

GENERAL GUIDELINES

Although specific policies are discussed in more detail below, these are general guidelines that all Capital associates should be aware of:

            - It is a crime in the U.S. and many other countries to transact in a company's securities while in possession of material nonpublic information about the company. If there is any question as to whether you've received material information (typically from a company "insider") you should contact any member of the legal staff to discuss.

            - You should not knowingly misrepresent, or cause others to misrepresent, facts about Capital to clients, fund shareholders, regulators, or any other member of the public. Disclosure in reports and documents should be fair and accurate.

            - You should not accept extravagant gifts or entertainment from persons or companies who are trying to solicit business from any of the Capital companies. Capital's Gifts and Entertainment Policy is summarized below.

            - Safeguarding nonpublic information -- ALL ASSOCIATES are responsible for safeguarding nonpublic information about securities recommendations and fund and client holdings (for example, analyst research reports, investment meeting


Code of Ethics                          1                          November 2004
                  discussions or notes, current fund/client transaction information). If you have regular access to such information, you will likely be subject to additional personal investing limitations under Capital's Personal Investing Policy. Even if you are not a "covered person" under the Personal Investing Policy, certain general principles apply to you, and you should not trade based on any Capital company's confidential, proprietary investment information where fund or client trades are likely to be pending or imminent.

            - Other types of information (for example, marketing plans, employment issues, shareholder identities, etc.) may also be confidential and should not be shared with individuals outside the company (except those retained to provide services for the Capital companies).

EXCESSIVE TRADING OF CAPITAL-MANAGED FUNDS -- YOU SHOULD NOT ENGAGE IN
EXCESSIVE TRADING OF THE AMERICAN FUNDS OR ANY OTHER CAPITAL-MANAGED INVESTMENT VEHICLES WORLDWIDE TO TAKE ADVANTAGE OF SHORT-TERM MARKET MOVEMENTS. EXCESSIVE ACTIVITY, SUCH AS A FREQUENT PATTERN OF EXCHANGES, COULD INVOLVE ACTUAL OR POTENTIAL HARM TO SHAREHOLDERS OR CLIENTS. Note that this applies to your spouse and any other immediate family members.

BAN ON PARTICIPATION IN IPOS -- Capital associates and their immediate family members residing in their household MAY NOT PARTICIPATE in Initial Public Offerings (IPOs). Although exceptions are rarely granted, they will be considered on a case-by-case basis, for example, where a family member is EMPLOYED by the IPO Company and IPO shares are considered part of that family member's compensation.

LIMITATION ON SERVICE ON BOARDS -- ASSOCIATES ARE DISCOURAGED FROM SERVING ON THE BOARD OF DIRECTORS OR ADVISORY BOARD of any public or private company (this does not apply to boards of Capital companies or funds). You must receive approval prior to serving on a board, except for boards of charitable organizations or other nonprofit organizations. In addition, certain associates will be sent a form annually and asked to disclose their board positions.

FAILURE TO ADHERE TO OUR CODE OF ETHICS MAY RESULT IN DISCIPLINARY ACTION BEING TAKEN, INCLUDING TERMINATION.

ANNUAL CERTIFICATION OF CODE OF ETHICS

Each associate will receive a copy of the Code of Ethics annually and is responsible for certifying in writing that they have read and understood the Code.

REPORTING VIOLATIONS

You have a responsibility to report any violations of our Code of Ethics, including: (i) fraud or illegal acts involving any aspect of our business; (ii) noncompliance with applicable laws, rules and regulations; (iii) intentional or material misstatements in our regulatory filings, internal books and records or client records or reports; or (iv) activity that is harmful to our clients or fund shareholders. Deviations from controls or procedures that safeguard the company,


Code of Ethics                          2                          November 2004
including the assets of shareholders and clients, should also be reported. Reported violations of the Code of Ethics will be investigated and appropriate actions will be taken.

You can report confidentially to:
      -     Your manager or department head
      -     Capital's Audit Committee
      -     any lawyer employed by the Capital organization



CAPITAL'S GIFTS AND ENTERTAINMENT POLICY - CONFLICTS OF INTEREST

      A conflict of interest occurs when the private interests of associates interfere or could potentially interfere with their responsibilities at work. Associates must not place themselves or the company in a position of actual or potential conflict. Associates may not accept gifts worth more than $100, excessive business entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding $200 in value should not be accepted unless the associate receives permission from the Gifts and Entertainment Policy Committee.

      Gifts or entertainment that are reimbursed by Capital do not need to be reported (or pre-cleared). The expenses, however, are subject to the approval of the associate's manager. When giving a gift or extending entertainment on behalf of Capital, it is important to keep in mind that giving an extravagant gift or entertaining excessively or lavishly may create the appearance of conflict. Associates should also be aware that certain laws or rules may prohibit or limit gifts or entertainment extended to public officials -- especially those responsible for investing public funds.

POLITICAL AND CHARITABLE CONTRIBUTIONS

      In soliciting political or charitable donations from various people in the business community, associates must never allow the present or anticipated business relationships of Capital or any of its affiliates to be a factor in soliciting such contributions. In addition, certain associates are subject to additional restrictions due to their involvement with "College America(R)," the American Funds 529 College Savings Plan.

REPORTING

      Although the limitations on accepting gifts applies to all associates as described above, some associates will be asked to fill out quarterly reports. If you receive a reporting form, you must report any gift exceeding $50 in value (although it is recommended that you report all gifts received) and business entertainment in which an event exceeds $75.

GIFTS AND ENTERTAINMENT POLICY COMMITTEE

      The Gifts and Entertainment Policy Committee oversees administration of and compliance with the Policy.


Code of Ethics                          3                          November 2004

INSIDER TRADING

      Antifraud provisions of U.S. securities laws as well as the laws of other countries generally prohibit persons in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

      While investment research analysts are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all Capital associates and extend to activities both within and outside each associate's duties. ANY ASSOCIATE WHO BELIEVES THAT HE OR SHE MAY HAVE MATERIAL NON-PUBLIC INFORMATION SHOULD CONTACT A CAPITAL LAWYER.

PERSONAL INVESTING POLICY

      As an associate of The Capital Group Companies, you may have access to confidential information. This places you in a position of special trust.

      You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

      There are several rules that must be followed to avoid possible conflicts of interest in personal investments. Keep in mind, however, that placing the interests of clients and fund shareholders first is the core principle of our policies and applies even if the matter is not covered by a specific provision. The following is only a summary of Capital's Personal Investing Policy.

THE FOLLOWING PROVISIONS APPLY ONLY TO ASSOCIATES COVERED UNDER THE PERSONAL INVESTING POLICY.

COVERED PERSONS

      You are a "covered person" if you have access to non-public investment information relating to current or imminent fund/client transactions. If you receive a quarterly personal investing disclosure form, you are considered a covered person.

      Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, or a family member in the same household, or a trust or custodianship for which you are trustee or custodian, have a transaction in a security when the funds or client accounts


Code of Ethics                          4                          November 2004
      are considering or concluding a transaction in the same security. FOR PURPOSES OF THIS POLICY, "COVERED PERSONS" INCLUDE IMMEDIATE FAMILY MEMBERS LIVING IN THE SAME HOUSEHOLD.

      Additional rules apply to "investment associates" including portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control associates including assistants (see below).

PROHIBITED TRANSACTIONS FOR COVERED PERSONS

      -     IPO investments
      - Writing puts and calls on securities that are subject to pre-clearance
      -     Short sales of securities that are subject to pre-clearance

INITIAL AND ANNUAL HOLDINGS REPORTS

Any associate that becomes a covered person must submit a list of portfolio holdings and securities accounts within 10 calendar days of becoming covered. In addition, all covered associates will be required to review and update their holdings and securities account information annually.

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

      Covered persons must receive approval before buying or selling securities including (but not limited to):

      - stocks of companies (public or private, including purchases through private placements)

      - bonds (except U.S. government bonds or other sovereign government bonds rated AAA or Aaa or equivalent)

      -     venture capital partnerships

      - options on securities subject to pre-clearance (the exercise of options must also be pre-cleared)

      -     closed-end funds including investment trust companies

      - index funds or exchange-traded funds that are not on the pre-approved list of index funds/ETFs

      - transactions in the above securities in PEP and ISA accounts (available in the U.K. only) over which you have discretion

      Before buying or selling securities, covered persons must check with the staff of the Personal Investing Committee.

      Pre-clear requests will be handled during the hours the New York Stock Exchange ("NYSE") is open (generally 6:30am to 1:00pm Pacific Time).

      You will generally receive a response within one business day. Unless a different period is specified, clearance is good until the close of the New York Stock Exchange ("NYSE") on the day that you check. Associates from offices outside the U.S. and/or associates trading on non-U.S. exchanges are usually granted enough time to complete their transaction


Code of Ethics                          5                          November 2004
      during the next available trading day. If you have not executed your transaction within this period, you must again pre-clear your transaction. Note that investments in private placements and venture capital partnerships must be pre-cleared and reported and are subject to special review. In addition, opportunities to acquire a stock that is "limited" (i.e., a broker-dealer is only given a certain number of shares to sell and is offering the opportunity to buy) may be subject to the Gifts and Entertainment Policy.

EXCEPTION FOR DE MINIMIS TRANSACTIONS

      THE DE MINIMIS EXCEPTION IS NOT AVAILABLE TO ASSOCIATES BASED IN TOKYO OR ASSOCIATES CONSIDERED INVESTMENT ASSOCIATES: portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control associates including assistants.

      All other covered associates may execute ONE TRANSACTION (EITHER A BUY OR A SELL) OF 100 SHARES OR LESS PER ISSUER PER CALENDAR MONTH without pre-clearance. You must, however, still report these trades on your quarterly form. Larger or more frequent share transactions must be pre-cleared. IF AN ASSOCIATE PRE-CLEARS A TRANSACTION AND IS DENIED PERMISSION, S/HE MAY NOT EXECUTE A DE MINIMIS TRANSACTION IN THAT ISSUER WITHOUT PRE-CLEARANCE FOR A PERIOD OF SEVEN CALENDAR DAYS.

REPORTING TRANSACTIONS

      Covered persons must submit quarterly disclosure of certain transactions. You will receive reporting forms each quarter THAT ARE DUE NO LATER THAN 15 CALENDAR DAYS AFTER THE END OF THE QUARTER. Reports will be reviewed by the staff of the Personal Investing Committee. Transactions of securities (including fixed-income securities) or options must be pre-cleared as described above and reported except as outlined below:

      REPORT ONLY (NO NEED TO PRE-CLEAR):

      - purchases or sales of any fund advised or sub-advised by a Capital company (for example, American Funds, Endowments, Capital International Funds, etc). NOTE THAT TRANSACTIONS IN AMERICAN FUNDS IN CAPITAL'S 401(K) OR MRP ACCOUNTS OR IN ACCOUNTS HELD WITH AMERICAN FUNDS SERVICE COMPANY (WHERE THE ACCOUNT NUMBER HAS BEEN DISCLOSED) NEED NOT BE REPORTED ON THE QUARTERLY FORM

      - purchases or sales of any other fund (except funds that are advised or sub-advised by a Capital company) that is not a U.S. registered open-end investment company (INCLUDING CLOSED END FUNDS AND FUNDS REGISTERED OUTSIDE THE U.S. SUCH AS OEICS AND LUXEMBOURG OR FRENCH SICAVS OR FCPS)


      - purchases or sales of index funds or exchange traded funds that are on the pre-approved list of funds - participation in any CGII private equity fund/partnership

      -     de minimis transactions (see above)

      -     distributions of stock from venture capital partnerships


Code of Ethics                          6                          November 2004

      - gifts or bequests (either receiving or giving) of securities (note that sales of securities received as a gift must be both pre-cleared and reported)

      -     sales pursuant to tender offers

      - options or futures of index funds or exchange traded funds that ARE on the pre-approved list of funds

      DO NOT PRE-CLEAR OR REPORT:

      - U.S. REGISTERED open-end investment companies (mutual funds) EXCEPT FUNDS ADVISED OR SUB-ADVISED BY ANY CAPITAL COMPANY

      - money market instruments or other short-term debt instruments with maturities (at issuance) of one year or less that are rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization or unrated but of equivalent quality

      - direct obligations of the U.S. Government or bonds issued by sovereign governments outside the U.S. that are rated AAA or Aaa or equivalent

      -     bankers' acceptances, CDs or other commercial paper

      -     currencies (including options and futures)

      -     commodities

      - transactions in accounts for which you have completely turned over investment decision-making authority to a professional money manager (see "Professionally Managed Accounts" below)

     PERSONAL INVESTING SHOULD BE VIEWED AS A PRIVILEGE, NOT A RIGHT. AS SUCH, THE PERSONAL INVESTING COMMITTEE MAY PLACE LIMITATIONS ON THE NUMBER OF PRE-CLEARANCES AND/OR TRANSACTIONS.


SECURITIES ACCOUNTS

1.    DISCLOSURE OF SECURITIES ACCOUNTS

      You must disclose the following types of accounts:

      - accounts currently holding securities that are subject to pre-clearance or reporting (including any accounts that hold funds advised or sub-advised by a Capital company)

      - accounts that have the ability to hold securities that are subject to pre-clearance or reporting

      - PEP and ISA accounts that hold securities subject to pre-clearance or reporting

      - accounts where you (or immediate family members residing with you) have completely turned over investment decision-making authority to a professional money manager

      You do not need to disclose accounts that can only hold cash or cash equivalents.

2.    DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS

      You must submit duplicate statements and trade confirmations (or other equivalent documentation) for accounts currently holding securities that are subject to pre-clearance and/or reporting (other than American Funds accounts where records are held at American


Code of Ethics                          7                          November 2004

      Funds Service Company). Covered persons should inform their investment broker-dealers that they are employed by an investment organization.

      In addition, covered persons must direct their broker-dealers to send duplicate trade confirmations and account statements (or other equivalent documentation) for all new or existing accounts on a timely basis. If they are not able to send duplicates directly, you must submit copies of all trade confirmations and account statements AS SOON AS THEY BECOME AVAILABLE.

      ALL DOCUMENTS RECEIVED ARE KEPT STRICTLY CONFIDENTIAL AND ARE MAINTAINED BY LAO LEGAL IN ACCORDANCE WITH APPLICABLE FEDERAL SECURITIES LAWS.(1)

      If your broker requires a letter requesting duplicate trade confirmations and monthly statements, please contact the Staff of the Personal Investing Committee.

      If your broker will be sending confirmation statements for an immediate family member with a different last name than you, you should inform the staff of the Personal Investing Committee with the name of the family member and that person's relationship to you.

3.    PROFESSIONALLY MANAGED ACCOUNTS

      If you have an account where you have COMPLETELY turned over decision-making authority to a professional money manager (who is not covered by our policy), you should have a signed "Professionally Managed Account Exception Memo" on file with the staff of the Personal Investing Committee. (This memo is not required for PIM accounts.) You must disclose the existence of these accounts and provide the account numbers on your personal investing disclosure forms. You do not need to pre-clear or report securities transactions in these accounts.

ADDITIONAL POLICIES FOR "INVESTMENT ASSOCIATES"

      1.    INVESTMENT ASSOCIATES

            Unless otherwise specified, the term "investment associates" includes: portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control including assistants.

      2.    DISCLOSURE OF PERSONAL OWNERSHIP OF RECOMMENDED SECURITIES

            Portfolio counselors/managers and analysts will be asked on a regular basis to disclose securities that they own both personally and professionally and, for analysts, securities that they hold personally that are within their research coverage. This disclosure will be reviewed on a periodic basis by the staff of the Personal Investing Committee or other


-------------
(1) Information about particular transactions may be provided to an associate's supervisor or appropriate Human Resources manager by Personal Investing Committee staff where the transactions are in violation of the Policy, may impact the associate's job performance, or raise conflict of interest-related issues.


Code of Ethics                          8                          November 2004
            appropriate Capital Committees. In addition, to the extent that disclosure has not already been made to the Personal Investing Committee (by including information on the quarterly form), any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that s/he personally owns should first disclose such ownership either in writing (in a company write-up) or verbally (when discussing the company at investment meetings) prior to making a recommendation.(2) If you have any questions, you should contact the staff of the Personal Investing Committee.

      3.    BLACKOUT PERIODS

            Investment associates may not buy or sell a security during a period beginning seven calendar days before and ending seven calendar days after a fund or client account transacts in that issuer. The blackout period applies to trades in the same management company with which the associate is affiliated. If a fund or client account transaction takes place in the seven calendar days following a pre-cleared transaction by an investment associate, the personal transaction may be reviewed by the Personal Investing Committee to determine the appropriate action, if any. For example, the Committee may recommend that the associate be subject to a price adjustment to ensure that he or she has not received a better price than the fund or client account.

      4.    BAN ON SHORT-TERM TRADING PROFITS

            Investment associates are generally prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. THIS RESTRICTION APPLIES TO THE PURCHASE OF AN OPTION AND THE EXERCISE OF THE OPTION WITHIN 60 DAYS.

OTHER CONSIDERATIONS

      Associates may not accept negotiated commission rates or any other terms that they believe may be more favorable than the broker-dealer grants to accounts with similar characteristics. U.S. broker-dealers are subject to certain rules designed to prevent favoritism toward such accounts.

      In addition, material outside business interests may give rise to potential conflicts of interest. Associates are asked to report if they are a senior officer of or own more than 5% of any private or public company that is or potentially may be doing business with any Capital company or with the American Funds. This reporting requirement also applies to any immediate family member residing within the associate's household.

PERSONAL INVESTING COMMITTEE

      Any questions or hardships that result from these policies or requests for exceptions should be referred to Capital's Personal Investing Committee.


-------------
(2) Note that this disclosure requirement is consistent with both AIMR standards as well as the ICI Advisory Group Guidelines.


Code of Ethics                          9                          November 2004

                                                     (EFFECTIVE JANUARY 1, 2005)

                             LORD, ABBETT & CO. LLC
                           LORD ABBETT DISTRIBUTOR LLC
                            (TOGETHER "LORD ABBETT")
                                       AND
                    LORD ABBETT FAMILY OF FUNDS (THE "FUNDS")

                                 CODE OF ETHICS

I.    STANDARDS OF BUSINESS CONDUCT AND ETHICAL PRINCIPLES

      LORD ABBETT'S FOCUS ON HONESTY AND INTEGRITY HAS BEEN A CRITICAL PART OF ITS CULTURE SINCE THE FIRM'S FOUNDING IN 1929. LORD ABBETT IS A FIDUCIARY TO THE FUNDS AND TO ITS OTHER CLIENTS. IN RECOGNITION OF THESE FIDUCIARY OBLIGATIONS, THE PERSONAL INVESTMENT ACTIVITIES OF ANY OFFICER, DIRECTOR, TRUSTEE OR EMPLOYEE OF THE FUNDS OR ANY PARTNER OR EMPLOYEE OF LORD ABBETT WILL BE GOVERNED BY THE FOLLOWING GENERAL PRINCIPLES: (1) COVERED PERSONS(1) HAVE A DUTY AT ALL TIMES TO PLACE FIRST THE INTERESTS OF FUND SHAREHOLDERS AND, IN THE CASE OF EMPLOYEES AND PARTNERS OF LORD ABBETT, BENEFICIARIES OF MANAGED ACCOUNTS; (2) ALL SECURITIES TRANSACTIONS BY COVERED PERSONS SHALL BE CONDUCTED CONSISTENT WITH THIS CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY; (3) COVERED PERSONS SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS WITH LORD ABBETT OR THE FUNDS; AND (4) COVERED PERSONS MUST COMPLY WITH THE FEDERAL SECURITIES LAWS.

II.   SPECIFIC PROHIBITIONS

      NO PERSON COVERED BY THIS CODE, SHALL PURCHASE OR SELL A SECURITY, EXCEPT AN EXCEPTED SECURITY, IF THERE HAS BEEN A DETERMINATION TO PURCHASE OR SELL SUCH SECURITY FOR A FUND (OR, IN THE CASE OF ANY EMPLOYEE OR PARTNER OF LORD ABBETT, FOR ANOTHER CLIENT OF LORD ABBETT), OR IF SUCH A PURCHASE OR SALE IS UNDER CONSIDERATION FOR A FUND (OR, IN THE CASE OF AN EMPLOYEE OR PARTNER OF LORD ABBETT, FOR ANOTHER CLIENT OF LORD ABBETT), NOR MAY SUCH PERSON HAVE ANY DEALINGS IN A SECURITY THAT HE MAY NOT PURCHASE OR SELL FOR ANY OTHER ACCOUNT IN WHICH HE HAS BENEFICIAL OWNERSHIP, OR DISCLOSE THE INFORMATION TO ANYONE, UNTIL SUCH PURCHASE, SALE OR CONTEMPLATED ACTION HAS EITHER BEEN COMPLETED OR ABANDONED.


-------------
(1) See Definitions in Section VIII


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004

III.  OBTAINING ADVANCE APPROVAL

      EXCEPT AS PROVIDED IN SECTIONS V AND VI OF THIS CODE, ALL PROPOSED TRANSACTIONS IN SECURITIES (PRIVATELY OR PUBLICLY OWNED) BY COVERED PERSONS, EXCEPT TRANSACTIONS IN EXCEPTED SECURITIES AND EXCEPTED TRANSACTIONS, SHOULD BE APPROVED CONSISTENT WITH THE PROVISIONS OF THIS CODE. IN ORDER TO OBTAIN APPROVAL, THE COVERED PERSON MUST SEND THEIR REQUEST TO THE LEGAL DEPARTMENT. THE APPROVAL REQUEST FORM AND INSTRUCTIONS FOR COMPLETING THE FORM CAN BE FOUND UNDER "LEGAL DEPARTMENT/CODE OF ETHICS" IN THE PUBLIC FOLDERS ON YOUR COMPUTER. AFTER APPROVAL HAS BEEN OBTAINED, THE COVERED PERSON MAY ACT ON IT WITHIN THE TWO BUSINESS DAYS FOLLOWING THE DATE OF APPROVAL, UNLESS HE SOONER LEARNS OF A CONTEMPLATED ACTION BY LORD ABBETT. AFTER THE TWO BUSINESS DAYS, OR UPON HEARING OF SUCH CONTEMPLATED ACTION, A NEW APPROVAL MUST BE OBTAINED.

FURTHERMORE, IN ADDITION TO THE ABOVE REQUIREMENTS, PARTNERS AND EMPLOYEES DIRECTLY INVOLVED MUST DISCLOSE INFORMATION THEY MAY HAVE CONCERNING SECURITIES THEY MAY WANT TO PURCHASE OR SELL TO ANY PORTFOLIO MANAGER WHO MIGHT BE INTERESTED IN THE SECURITIES FOR THE PORTFOLIOS THEY MANAGE.

IV.   REPORTING AND CERTIFICATION REQUIREMENTS; BROKERAGE CONFIRMATIONS

      (1) EXCEPT AS PROVIDED IN SECTIONS V AND VI OF THIS CODE, WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR QUARTER EACH COVERED PERSON MUST FILE WITH LORD ABBETT'S CHIEF COMPLIANCE OFFICER A SIGNED PERSONAL SECURITIES TRANSACTION REPORTING FORM. THE FORM MUST BE SIGNED AND FILED WHETHER OR NOT ANY SECURITY TRANSACTION HAS BEEN EFFECTED. IF ANY TRANSACTION HAS BEEN EFFECTED DURING THE QUARTER FOR THE COVERED PERSON'S ACCOUNT OR FOR ANY ACCOUNT IN WHICH HE HAS A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP, IT MUST BE REPORTED. EXCEPTED FROM THIS REPORTING REQUIREMENT ARE TRANSACTIONS EFFECTED IN ANY ACCOUNTS OVER WHICH THE COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (A "FULLY DISCRETIONARY ACCOUNT", AS DEFINED IN SECTION VI) AND TRANSACTIONS IN EXCEPTED SECURITIES. SECURITIES ACQUIRED IN AN EXCEPTED TRANSACTION SHOULD BE REPORTED, EXCEPT THAT SECURITIES ACQUIRED THROUGH AN AUTOMATIC INVESTMENT PLAN DO NOT NEED TO BE REPORTED, UNLESS ANY TRANSACTION IS OUTSIDE THE PRE-SET SCHEDULE OR A PRE-EXISTING ALLOCATION. LORD ABBETT'S CHIEF COMPLIANCE OFFICER, OR PERSONS UNDER HIS DIRECTION, ARE RESPONSIBLE FOR REVIEWING THESE TRANSACTIONS AND MUST BRING ANY APPARENT VIOLATION TO THE ATTENTION OF THE GENERAL COUNSEL OF LORD ABBETT. THE PERSONAL SECURITIES TRANSACTION REPORTING FORM OF THE CHIEF COMPLIANCE OFFICER SHALL BE REVIEWED BY THE GENERAL COUNSEL.

      (2) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WILL UPON COMMENCEMENT OF EMPLOYMENT (WITHIN 10 BUSINESS DAYS) (THE "INITIAL REPORT") AND ANNUALLY THEREAFTER (THE "ANNUAL REPORT") DISCLOSE ALL PERSONAL SECURITIES HOLDINGS AND ANNUALLY CERTIFY THAT: (I) THEY HAVE READ AND UNDERSTAND THIS CODE AND RECOGNIZE THEY ARE SUBJECT HERETO; AND
            (II) THEY HAVE COMPLIED WITH THE REQUIREMENTS OF THIS CODE AND DISCLOSED OR REPORTED ALL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THE REQUIREMENTS OF THIS CODE. SECURITY HOLDINGS


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               2

            INFORMATION FOR THE INITIAL REPORT AND THE ANNUAL REPORT MUST BE CURRENT AS OF A DATE NOT MORE THAN 45 DAYS PRIOR TO THE DATE OF THAT REPORT.

      (3) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WILL DIRECT HIS BROKERAGE FIRMS TO SEND COPIES OF ALL TRADE CONFIRMATIONS AND ALL MONTHLY STATEMENTS DIRECTLY TO THE LEGAL DEPARTMENT.

      (4) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WHO HAS A FULLY-DISCRETIONARY ACCOUNT SHALL DISCLOSE ALL PERTINENT FACTS REGARDING SUCH ACCOUNT TO LORD ABBETT'S CHIEF COMPLIANCE OFFICER UPON COMMENCEMENT OF EMPLOYMENT. EACH SUCH EMPLOYEE OR PARTNER SHALL THEREAFTER ANNUALLY CERTIFY ON THE PRESCRIBED FORM THAT HE OR SHE HAS NOT AND WILL NOT EXERCISE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER SUCH ACCOUNT, AND HAS NOT DISCUSSED ANY POTENTIAL INVESTMENT DECISIONS WITH SUCH INDEPENDENT FIDUCIARY IN ADVANCE OF ANY SUCH TRANSACTIONS. SUCH INDEPENDENT FIDUCIARY SHALL CONFIRM INITIALLY, AND ANNUALLY THEREAFTER, THE ACCURACY OF THE FACTS AS STATED BY THE LORD ABBETT EMPLOYEE OR PARTNER.

V.    SPECIAL PROVISIONS APPLICABLE TO OUTSIDE DIRECTORS AND TRUSTEES OF THE
      FUNDS

      THE PRIMARY FUNCTION OF THE OUTSIDE DIRECTORS AND TRUSTEES OF THE FUNDS IS TO SET POLICY AND MONITOR THE MANAGEMENT PERFORMANCE OF THE FUNDS' OFFICERS AND EMPLOYEES AND THE PARTNERS AND EMPLOYEES OF LORD ABBETT INVOLVED IN THE MANAGEMENT OF THE FUNDS. ALTHOUGH THEY RECEIVE INFORMATION AFTER THE FACT AS TO PORTFOLIO TRANSACTIONS BY THE FUNDS, OUTSIDE DIRECTORS AND TRUSTEES ARE NOT GIVEN ADVANCE INFORMATION AS TO THE FUNDS' CONTEMPLATED INVESTMENT TRANSACTIONS.

      AN OUTSIDE DIRECTOR OR TRUSTEE WISHING TO PURCHASE OR SELL ANY SECURITY WILL THEREFORE GENERALLY NOT BE REQUIRED TO OBTAIN ADVANCE APPROVAL OF HIS SECURITY TRANSACTIONS. IF, HOWEVER, DURING DISCUSSIONS AT BOARD MEETINGS OR OTHERWISE AN OUTSIDE DIRECTOR OR TRUSTEE SHOULD LEARN IN ADVANCE OF THE FUNDS' CURRENT OR CONTEMPLATED INVESTMENT TRANSACTIONS, THEN ADVANCE APPROVAL OF TRANSACTIONS IN THE SECURITIES OF SUCH COMPANY(IES) SHALL BE REQUIRED FOR A PERIOD OF 30 DAYS FROM THE DATE OF SUCH BOARD MEETING. IN ADDITION, AN OUTSIDE DIRECTOR OR TRUSTEE CAN VOLUNTARILY OBTAIN ADVANCE APPROVAL OF ANY SECURITY TRANSACTION OR TRANSACTIONS AT ANY TIME.

      NO REPORT DESCRIBED IN SECTION IV (1) WILL BE REQUIRED OF AN OUTSIDE DIRECTOR OR TRUSTEE UNLESS HE KNEW, OR IN THE ORDINARY COURSE OF FULFILLING HIS OFFICIAL DUTIES AS A DIRECTOR OR TRUSTEE SHOULD HAVE KNOWN, AT THE TIME OF HIS TRANSACTION, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE DATE OF THE TRANSACTION (I.E., A TOTAL OF 30 DAYS) BY THE OUTSIDE DIRECTOR OR TRUSTEE SUCH SECURITY WAS OR WAS TO BE PURCHASED OR SOLD BY ANY OF THE FUNDS OR SUCH A PURCHASE OR SALE WAS OR WAS TO BE CONSIDERED BY A FUND. IF HE MAKES ANY TRANSACTION REQUIRING SUCH A REPORT, HE MUST REPORT ALL SECURITIES TRANSACTIONS EFFECTED DURING THE QUARTER FOR HIS ACCOUNT OR FOR ANY ACCOUNT IN WHICH HE HAS A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST AND OVER WHICH HE HAS ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL. EACH OUTSIDE DIRECTOR AND TRUSTEE WILL DIRECT HIS BROKERAGE FIRM TO SEND COPIES


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               3

      OF ALL CONFIRMATIONS OF SECURITIES TRANSACTIONS TO THE LEGAL DEPARTMENT, AND ANNUALLY MAKE THE CERTIFICATION REQUIRED UNDER SECTION IV(2)(I) AND
      (II). OUTSIDE DIRECTORS' AND TRUSTEES' TRANSACTIONS IN EXCEPTED SECURITIES ARE EXCEPTED FROM THE PROVISIONS OF THIS CODE.

      IT SHALL BE PROHIBITED FOR AN OUTSIDE DIRECTOR OR TRUSTEE TO TRADE ON MATERIAL NON-PUBLIC INFORMATION. PRIOR TO ACCEPTING AN APPOINTMENT AS A DIRECTOR OF ANY PUBLIC COMPANY, AN OUTSIDE DIRECTOR OR TRUSTEE WILL ADVISE LORD ABBETT AND DISCUSS WITH LORD ABBETT'S MANAGING PARTNER WHETHER ACCEPTING SUCH APPOINTMENT CREATES ANY CONFLICT OF INTEREST OR OTHER ISSUES.

      IF AN OUTSIDE DIRECTOR OR TRUSTEE, WHO IS A DIRECTOR OR AN EMPLOYEE OF, OR CONSULTANT TO, A COMPANY, RECEIVES A GRANT OF OPTIONS TO PURCHASE SECURITIES IN THAT COMPANY (OR AN AFFILIATE), NEITHER THE RECEIPT OF SUCH OPTIONS, NOR THE EXERCISE OF THOSE OPTIONS AND THE RECEIPT OF THE UNDERLYING SECURITY, REQUIRES ADVANCE APPROVAL FROM LORD ABBETT. FURTHER, NEITHER THE RECEIPT NOR THE EXERCISE OF SUCH OPTIONS AND RECEIPT OF THE UNDERLYING SECURITY IS REPORTABLE BY SUCH OUTSIDE DIRECTOR OR TRUSTEE.

VI.   ADDITIONAL REQUIREMENTS RELATING TO PARTNERS AND EMPLOYEES OF LORD ABBETT

      IT SHALL BE PROHIBITED FOR ANY PARTNER OR EMPLOYEE OF LORD ABBETT:

      (1) TO OBTAIN OR ACCEPT FAVORS OR PREFERENTIAL TREATMENT OF ANY KIND OR GIFT OR OTHER THING (OTHER THAN AN OCCASIONAL MEAL OR TICKET TO A SPORTING EVENT OR THEATRE, OR COMPARABLE ENTERTAINMENT, WHICH IS NEITHER SO FREQUENT NOR SO EXTENSIVE AS TO RAISE ANY QUESTION OF PROPRIETY) HAVING A VALUE OF MORE THAN $100 FROM ANY PERSON OR ENTITY THAT DOES BUSINESS WITH OR ON BEHALF OF THE FUNDS;

      (2) TO TRADE ON MATERIAL NON-PUBLIC INFORMATION OR OTHERWISE FAIL TO COMPLY WITH THE FIRM'S STATEMENT OF POLICY AND PROCEDURES ON RECEIPT AND USE OF INSIDE INFORMATION ADOPTED PURSUANT TO SECTION 15(F) OF THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 204A OF THE INVESTMENT ADVISERS ACT OF 1940;

      (3)   TO TRADE IN OPTIONS WITH RESPECT TO SECURITIES COVERED UNDER THIS
            CODE;

      (4) TO PROFIT IN THE PURCHASE AND SALE, OR SALE AND PURCHASE, OF THE SAME (OR EQUIVALENT) SECURITIES WITHIN 60 CALENDAR DAYS (ANY PROFITS REALIZED ON SUCH SHORT-TERM TRADES SHALL BE DISGORGED TO THE APPROPRIATE FUND OR AS OTHERWISE DETERMINED);

      (5) TO TRADE IN FUTURES OR OPTIONS ON COMMODITIES, CURRENCIES OR OTHER FINANCIAL INSTRUMENTS, ALTHOUGH THE FIRM RESERVES THE RIGHT TO MAKE RARE EXCEPTIONS IN UNUSUAL CIRCUMSTANCES WHICH HAVE BEEN APPROVED BY THE FIRM IN ADVANCE;

      (6)   TO ENGAGE IN SHORT SALES OR PURCHASE SECURITIES ON MARGIN;


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               4

      (7) TO BUY OR SELL ANY SECURITY WITHIN SEVEN BUSINESS DAYS BEFORE OR AFTER ANY FUND (OR OTHER LORD ABBETT CLIENT) TRADES IN THAT SECURITY (ANY PROFITS REALIZED ON TRADES WITHIN THE PROSCRIBED PERIODS SHALL BE DISGORGED TO THE FUND (OR THE OTHER CLIENT) OR AS OTHERWISE DETERMINED);

      (8) TO SUBSCRIBE TO NEW OR SECONDARY PUBLIC OFFERINGS, EVEN THOUGH THE OFFERING IS NOT ONE IN WHICH THE FUNDS OR LORD ABBETT'S ADVISORY ACCOUNTS ARE INTERESTED;

      (9) TO BECOME A DIRECTOR OF ANY COMPANY WITHOUT LORD ABBETT'S PRIOR CONSENT AND IMPLEMENTATION OF APPROPRIATE SAFEGUARDS AGAINST CONFLICTS OF INTEREST;

      (10)  TO ENGAGE IN MARKET TIMING ACTIVITIES WITH RESPECT TO THE FUNDS;

      (11) TO PURCHASE ANY SECURITY OF A COMPANY THAT HAS A MARKET CAPITALIZATION AT THE TIME OF PURCHASE BELOW $3 BILLION.

      ANY PURCHASE OF A FUND (OTHER THAN LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND) BY A PARTNER OR EMPLOYEE OF LORD ABBETT (WHETHER WITH RESPECT TO THE PROFIT SHARING PLAN OR IN ANY OTHER ACCOUNT) MUST BE HELD FOR A MINIMUM OF 60 DAYS. THIS 60-DAY MINIMUM HOLDING PERIOD ALSO APPLIES TO ANY OTHER MUTUAL FUND ADVISED OR SUB-ADVISED BY LORD ABBETT. ANY REQUEST FOR AN EXCEPTION TO THIS REQUIREMENT MUST BE APPROVED IN WRITING IN ADVANCE BY LORD ABBETT'S MANAGING PARTNER AND ITS GENERAL COUNSEL (OR BY THEIR DESIGNEES). LORD ABBETT SHALL PROMPTLY REPORT TO THE FUNDS' BOARDS ANY APPROVED EXCEPTION REQUEST TO THIS MINIMUM HOLDING PERIOD.

      IN CONNECTION WITH ANY REQUEST FOR APPROVAL, PURSUANT TO SECTION III OF THIS CODE, OF AN ACQUISITION BY PARTNERS OR EMPLOYEES OF LORD ABBETT OF ANY SECURITIES IN A PRIVATE PLACEMENT, PRIOR APPROVAL WILL TAKE INTO ACCOUNT, AMONG OTHER FACTORS, WHETHER THE INVESTMENT OPPORTUNITY SHOULD BE RESERVED FOR ANY OF THE FUNDS AND THEIR SHAREHOLDERS (OR OTHER CLIENTS OF LORD ABBETT) AND WHETHER THE OPPORTUNITY IS BEING OFFERED TO THE INDIVIDUAL BY VIRTUE OF THE INDIVIDUAL'S POSITION WITH LORD ABBETT OR THE FUNDS. AN INDIVIDUAL'S INVESTMENT IN PRIVATELY-PLACED SECURITIES WILL BE DISCLOSED TO THE MANAGING PARTNER OF LORD ABBETT IF SUCH INDIVIDUAL IS INVOLVED IN CONSIDERATION OF AN INVESTMENT BY A FUND (OR OTHER CLIENT) IN THE ISSUER OF SUCH SECURITIES. IN SUCH CIRCUMSTANCES, THE FUND'S (OR OTHER CLIENT'S) DECISION TO PURCHASE SECURITIES OF THE ISSUER WILL BE SUBJECT TO INDEPENDENT REVIEW BY PERSONNEL WITH NO PERSONAL INTEREST IN THE ISSUER.

      IF A SPOUSE OF A PARTNER OR EMPLOYEE OF LORD ABBETT WHO IS A DIRECTOR OR AN EMPLOYEE OF, OR A CONSULTANT TO, A COMPANY, RECEIVES A GRANT OF OPTIONS TO PURCHASE SECURITIES IN THAT COMPANY (OR AN AFFILIATE), NEITHER THE RECEIPT NOR THE EXERCISE OF THOSE OPTIONS REQUIRES ADVANCE APPROVAL FROM LORD ABBETT OR REPORTING. ANY SUBSEQUENT SALE OF THE SECURITY ACQUIRED BY THE OPTION EXERCISE BY THAT SPOUSE WOULD REQUIRE ADVANCE APPROVAL AND IS A REPORTABLE TRANSACTION.

      ADVANCE APPROVAL IS NOT REQUIRED FOR TRANSACTIONS IN ANY ACCOUNT OF A COVERED PERSON IF THE COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (A "FULLY-DISCRETIONARY


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               5

      ACCOUNT"). A COVERED PERSON WILL BE DEEMED TO HAVE "NO DIRECT OR INDIRECT INFLUENCE OR CONTROL" OVER AN ACCOUNT ONLY IF: (I) INVESTMENT DISCRETION FOR THE ACCOUNT HAS BEEN DELEGATED TO AN INDEPENDENT FIDUCIARY AND SUCH INVESTMENT DISCRETION IS NOT SHARED WITH THE EMPLOYEE, (II) THE COVERED PERSON CERTIFIES IN WRITING THAT HE OR SHE HAS NOT AND WILL NOT DISCUSS ANY POTENTIAL INVESTMENT DECISIONS WITH SUCH INDEPENDENT FIDUCIARY BEFORE ANY TRANSACTION, (III) THE INDEPENDENT FIDUCIARY CONFIRMS IN WRITING THE REPRESENTATIONS BY THE COVERED PERSON REGARDING THE COVERED PERSON'S HAVING NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNT AND
      (IV) THE CHIEF COMPLIANCE OFFICER OF LORD ABBETT HAS DETERMINED THAT THE ACCOUNT SATISFIES THESE REQUIREMENTS. ANNUALLY THEREAFTER THE COVERED PERSON AND THE INDEPENDENT FIDUCIARY SHALL CERTIFY IN WRITING THAT THE REPRESENTATIONS OF SUBPARAGRAPHS (II) AND (III) OF THIS PARAGRAPH REMAIN CORRECT. TRANSACTIONS IN FULLY-DISCRETIONARY ACCOUNTS BY AN EMPLOYEE OR PARTNER OF LORD ABBETT ARE NOT SUBJECT TO THE POST-TRADE REPORTING REQUIREMENTS OF THIS CODE.

VII.  ENFORCEMENT AND REPORTING OF VIOLATIONS

      THE GENERAL COUNSEL FOR LORD ABBETT AND LORD ABBETT'S CHIEF COMPLIANCE OFFICER ARE CHARGED WITH THE RESPONSIBILITY OF ENFORCING THIS CODE, AND MAY APPOINT ONE OR MORE EMPLOYEES TO AID THEM IN CARRYING OUT THEIR ENFORCEMENT RESPONSIBILITIES. THE CHIEF COMPLIANCE OFFICER SHALL IMPLEMENT A PROCEDURE TO MONITOR COMPLIANCE WITH THIS CODE THROUGH AN ONGOING REVIEW OF PERSONAL TRADING RECORDS PROVIDED UNDER THIS CODE AGAINST TRANSACTIONS IN THE FUNDS AND MANAGED PORTFOLIOS. ANY VIOLATION OF THIS CODE OF ETHICS MUST BE REPORTED PROMPTLY TO LORD ABBETT'S CHIEF COMPLIANCE OFFICER, OR, IN HIS ABSENCE, TO LORD ABBETT'S GENERAL COUNSEL. THE CHIEF COMPLIANCE OFFICER SHALL BRING TO THE ATTENTION OF THE FUNDS' AUDIT COMMITTEES ANY APPARENT VIOLATIONS OF THIS CODE, AND THE ACTION WHICH HAS BEEN TAKEN BY LORD ABBETT AS A RESULT OF SUCH VIOLATION, AND THE FUNDS' AUDIT COMMITTEES SHALL CONSIDER WHAT ADDITIONAL ACTION, IF ANY, IS APPROPRIATE. THE RECORD OF ANY VIOLATION OF THIS CODE AND ANY ACTION TAKEN AS A RESULT THEREOF, WHICH MAY INCLUDE SUSPENSION OR REMOVAL OF THE VIOLATOR FROM HIS POSITION, SHALL BE MADE A PART OF THE PERMANENT RECORDS OF THE AUDIT COMMITTEES OF THE FUNDS. LORD ABBETT SHALL PROVIDE EACH EMPLOYEE AND PARTNER WITH A COPY OF THIS CODE, AND OF ANY AMENDMENTS TO THE CODE, AND EACH EMPLOYEE AND PARTNER SHALL ACKNOWLEDGE, IN WRITING, HIS OR HER RECEIPT OF THE CODE AND ANY AMENDMENT, WHICH MAY BE PROVIDED ELECTRONICALLY. LORD ABBETT'S GENERAL COUNSEL SHALL PREPARE AN ANNUAL ISSUES AND CERTIFICATION REPORT TO THE DIRECTORS OR TRUSTEES OF THE FUNDS THAT (A) SUMMARIZES LORD ABBETT'S PROCEDURES CONCERNING PERSONAL INVESTING, INCLUDING THE PROCEDURES FOLLOWED BY LORD ABBETT IN DETERMINING WHETHER TO GIVE APPROVALS UNDER
      SECTION III AND THE PROCEDURES FOLLOWED BY THE COMPLIANCE AND LEGAL DEPARTMENTS IN DETERMINING WHETHER ANY FUNDS HAVE DETERMINED TO PURCHASE OR SELL A SECURITY OR ARE CONSIDERING SUCH A PURCHASE OR SALE, AND ANY CHANGES IN THOSE PROCEDURES DURING THE PAST YEAR, AND CERTIFIES TO THE DIRECTORS OR TRUSTEES THAT THE PROCEDURES ARE REASONABLY NECESSARY TO PREVENT VIOLATIONS, AND (B) IDENTIFIES ANY RECOMMENDED CHANGES IN THE RESTRICTIONS IMPOSED BY THIS CODE OR IN SUCH PROCEDURES WITH RESPECT TO THE CODE AND ANY CHANGES TO THE CODE BASED UPON EXPERIENCE WITH THE CODE, EVOLVING INDUSTRY PRACTICES OR DEVELOPMENTS IN THE REGULATORY ENVIRONMENT, AND (C) SUMMARIZES ANY APPARENT VIOLATIONS OF THIS CODE OVER THE PAST YEAR AND ANY SANCTIONS


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               6

      IMPOSED BY LORD ABBETT IN RESPONSE TO THOSE VIOLATIONS, INCLUDING ANY ADDITIONAL ACTION TAKEN BY THE AUDIT COMMITTEE OF EACH OF THE FUNDS WITH RESPECT TO ANY SUCH VIOLATION.

      THE AUDIT COMMITTEE OF EACH OF THE FUNDS AND THE GENERAL COUNSEL OF LORD ABBETT MAY DETERMINE IN PARTICULAR CASES THAT A PROPOSED TRANSACTION OR PROPOSED SERIES OF TRANSACTIONS DOES NOT CONFLICT WITH THE POLICY OF THIS CODE AND EXEMPT SUCH TRANSACTION OR SERIES OF TRANSACTIONS FROM ONE OR MORE PROVISIONS OF THIS CODE.

VIII. DEFINITIONS

      "COVERED PERSON" MEANS ANY OFFICER, DIRECTOR, TRUSTEE, DIRECTOR OR EMPLOYEE OF ANY OF THE FUNDS AND ANY PARTNER OR EMPLOYEE OF LORD ABBETT. (SEE ALSO DEFINITION OF "BENEFICIAL OWNERSHIP.")

      "EXCEPTED SECURITIES" ARE BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, AND OTHER HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS, SHARES OF MONEY MARKET FUNDS, SHARES OF OTHER U.S. REGISTERED OPEN-END INVESTMENT COMPANIES (OTHER THAN THE LORD ABBETT FUNDS OR OTHER FUNDS FOR WHICH LORD ABBETT ACTS AS THE INVESTMENT ADVISER OR SUB-ADVISER) AND DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT. TRANSACTIONS IN EXCEPTED SECURITIES DO NOT REQUIRE PRIOR APPROVAL OR REPORTING. PLEASE NOTE THAT SHARES OF CLOSED-END INVESTMENT COMPANIES, EXCHANGE TRADED UNIT-INVESTMENT TRUSTS ("UITS") AND EXCHANGE TRADED FUNDS ARE ALL TREATED AS COMMON STOCK UNDER THE CODE. ALSO PLEASE NOTE THAT THE EXCEPTION FOR OTHER MUTUAL FUNDS INCLUDES ONLY OPEN-END FUNDS REGISTERED IN THE U.S., AND THAT TRANSACTIONS AND HOLDINGS IN OFFSHORE FUNDS ARE REPORTABLE. ALSO PLEASE NOTE THAT U.S. GOVERNMENT AGENCY SECURITIES ARE NOT CONSIDERED "EXCEPTED SECURITIES".

      "EXCEPTED TRANSACTIONS" MEANS SECURITIES ACQUIRED THROUGH TENDER OFFERS OR SPIN-OFFS; SECURITIES RECEIVED DUE TO A MERGER OR ACQUISITION; THE SALE OF 300 SHARES OR LESS OF A S&P 500 STOCK; AND ANY SECURITIES PURCHASED THROUGH AN AUTOMATIC INVESTMENT PLAN, SUCH AS DIVIDEND REINVESTMENT PROGRAMS (DRIPS) AND/OR EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS). PLEASE NOTE THAT ANY SALES MADE FROM DRIPS AND/OR ESOPS REQUIRE PRE-APPROVAL AS DESCRIBED IN SECTION III OF THIS CODE.(2)

      "OUTSIDE DIRECTORS AND TRUSTEES" ARE DIRECTORS AND TRUSTEES WHO ARE NOT "INTERESTED PERSONS" AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940.

      "SECURITY" MEANS ANY STOCK, BOND, DEBENTURE OR IN GENERAL ANY INSTRUMENT COMMONLY KNOWN AS A SECURITY AND INCLUDES A WARRANT OR RIGHT TO SUBSCRIBE TO OR PURCHASE ANY OF THE FOREGOING AND ALSO INCLUDES THE WRITING OF AN OPTION ON ANY OF THE FOREGOING.


-------------
(2) Excepted Transactions do not require prior approval, but all Excepted Transactions are subject to the reporting requirements of Section IV and VI. No report, however, is required with respect to transactions effected pursuant to an automatic investment plan, such as DRIPs and ESOPs, except that any transaction that overrides the pre-set schedule or a pre-existing allocation of the automatic investment plan must be included in the next Personal Securities Transaction Reporting Form filed following that transaction.


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               7

      "BENEFICIAL OWNERSHIP" IS INTERPRETED IN THE SAME MANNER AS IT WOULD BE UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 16A-1 THEREUNDER. ACCORDINGLY, "BENEFICIAL OWNER" INCLUDES ANY COVERED PERSON WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE, HAS OR SHARES A DIRECT OR INDIRECT PECUNIARY INTEREST (I.E. THE ABILITY TO SHARE IN PROFITS DERIVED FROM SUCH SECURITY) IN ANY EQUITY SECURITY, INCLUDING:

            (i) SECURITIES HELD BY A PERSON'S IMMEDIATE FAMILY SHARING THE SAME HOUSE (WITH CERTAIN EXCEPTIONS);

            (ii) A GENERAL PARTNER'S INTEREST IN PORTFOLIO SECURITIES HELD BY A GENERAL OR LIMITED PARTNERSHIP;

            (iii) A PERSON'S INTEREST IN SECURITIES HELD IN TRUST AS TRUSTEE,
                  BENEFICIARY OR SETTLOR, AS PROVIDED IN RULE 16A-8(B); AND

            (iv) A PERSON'S RIGHT TO ACQUIRE SECURITIES THROUGH OPTIONS, RIGHTS OR OTHER DERIVATIVE SECURITIES.

      "FEDERAL SECURITIES LAWS" INCLUDE THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, THE SARBANES-OXLEY ACT OF 2002, THE INVESTMENT COMPANY ACT OF 1940, THE INVESTMENT ADVISERS ACT OF 1940, TITLE V OF THE GRAMM-LEACH BLILEY ACT, AND ANY RULES ADOPTED BY THE SEC UNDER ANY OF THOSE STATUTES, THE BANK SECRECY ACT AS IT APPLIES TO MUTUAL FUNDS AND INVESTMENT ADVISERS, AND ANY RULES ADOPTED THEREUNDER BY THE SEC OR THE DEPARTMENT OF THE TREASURY. A BRIEF SUMMARY OF THE REQUIREMENTS OF THOSE LAWS AS THEY APPLY TO MUTUAL FUNDS AND INVESTMENT ADVISERS IS ATTACHED TO THIS CODE AS EXHIBIT 1.

      "GENDER/NUMBER" WHENEVER THE MASCULINE GENDER IS USED IN THIS CODE, IT INCLUDES THE FEMININE GENDER AS WELL, AND THE SINGULAR INCLUDES THE PLURAL AND THE PLURAL INCLUDES THE SINGULAR, UNLESS IN EACH CASE THE CONTEXT CLEARLY INDICATES OTHERWISE.


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                               8

                                                      EXHIBIT 1
                                                  TO CODE OF ETHICS


      The Code of Ethics requires that all Covered Persons must comply with the Federal Securities Laws. Brief summaries of these laws are set forth below.

I.    THE SECURITIES ACT OF 1933 ("1933 ACT")

      The 1933 Act governs the public offering of securities of mutual funds and other issuers, and establishes civil liability for false or misleading activities during such offerings. This law was enacted "to provide full and fair disclosure of the character of securities sold in interstate and foreign commerce" and to prevent related frauds. Thus, the 1933 Act requires mutual funds and other public issuers to register their securities with the SEC. This process requires disclosures to the SEC and investors of information relating to the issuer, the securities and other matters. The 1933 Act provides a specific civil remedy for purchasers of securities offered by a materially false or misleading registration statement. A registration statement is false or misleading if it contains "an untrue statement of material fact or omit[s] to state a material fact required to be stated therein, or necessary to make the statements therein not misleading."

II.   THE SECURITIES EXCHANGE ACT OF 1934 ("1934 ACT")

      The 1934 Act regulates various organizations involved in the offer, sale and trading of securities. It regulates, among others, broker-dealers such as Lord Abbett Distributor. The 1934 Act accomplishes its goals in large part by requiring that these regulated organizations register with the SEC and subjects them to regular reporting requirements and examinations by the SEC. The 1934 Act includes anti-fraud provisions that make it unlawful for any person, among other actions, to directly or indirectly: (1) employ any device, scheme, or artifice to defraud; (2) make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

III.  THE INVESTMENT COMPANY ACT OF 1940 ("1940 ACT")

      The 1940 Act regulates mutual funds as well as their investment advisers and principal underwriters. The 1940 Act was designed "to mitigate and, so far as is feasible, to eliminate" various abuses involving mutual funds, including:
(1) inadequate, inaccurate or unclear disclosure with respect to a mutual fund and its securities; (2) self-dealing by insiders; (3) the issuance of securities with inequitable terms that fail to protect the privileges and preferences of outstanding security holders; (4) inequitable methods of control and irresponsible management; and (5) unsound or misleading accounting methods. The 1940 Act seeks to accomplish the foregoing goals by, among other things: (1) establishing registration and reporting requirements; (2) prohibiting various affiliated transactions; (3) regulating the sale and redemption of mutual fund shares; (4) establishing special corporate governance standards relating to the composition and activities of mutual fund boards of directors; and (5) providing the SEC with extensive inspection and enforcement powers.


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                             9

IV.   THE INVESTMENT ADVISERS ACT OF 1940 ("ADVISERS ACT")

      The Advisers Act regulates investment advisers. Lord Abbett is registered as an investment adviser. Among other matters, the Advisers Act regulates the fee arrangements and certain other contract terms of an investment advisory agreement. The Act also prohibits advisers from engaging in any conduct that would defraud their clients. Lord Abbett has a fiduciary duty to act in the best interests of its clients. The SEC has construed this fiduciary duty broadly and applies the Act's anti-fraud prohibition aggressively to protect clients.

V.    THE SARBANES-OXLEY ACT OF 2002 ("SARBANES-OXLEY ACT")

      The Sarbanes-Oxley Act implemented new corporate disclosure and financial reporting requirements by, among other actions, creating a new oversight board for the accounting profession, mandating new measures to promote auditor independence, adding new disclosure requirements for investment companies and other public companies, and strengthening criminal penalties for securities fraud. This statute was adopted in direct response to widespread corporate scandals at public corporations that manifested a lack of adequate internal controls and oversight.

VI.   THE GRAMM-LEACH-BLILEY ACT (THE "ACT")

      In relevant part, the Act requires financial institutions to comply with certain privacy requirements regarding personal information relating to their customers. The Act requires the SEC to establish for financial institutions (including investment companies, investment advisers and broker-dealers) appropriate standards to protect customer information. The Act and the SEC's privacy rules have three primary purposes: (1) to require financial institutions to notify consumers of their privacy policies and practices; (2) to describe the circumstances under which financial institutions may disclose non-public personal information regarding customers to unaffiliated third parties; and (3) to provide a method for customers to opt out of such disclosures, subject to certain exceptions. Lord Abbett has implemented policies, procedures and training to protect the integrity and privacy of its clients' information.

VII.  THE BANK SECRECY ACT

      The USA PATRIOT Act of 2001 (the "Act") amended the Bank Secrecy Act to include mutual funds among the types of financial institutions that are required to establish anti-money laundering compliance programs. The Act requires all such institutions to develop and institute anti-money laundering programs that, at a minimum: (1) include internal policies, procedures, and controls; (2) designate a compliance officer to administer and oversee the program; (3) provide for ongoing employee training; and (4) include an independent audit function to test the program. The Lord Abbett Funds and Lord Abbett have adopted an anti-money laundering compliance program designed to meet these requirements.


Lord, Abbett & Co. Code of Ethics--Dec. 30, 2004                              10

                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY

                           AS AMENDED, MARCH 22, 2004

                                    SECTION I

                                 CODE OF ETHICS

                                       FOR

                             JENNISON ASSOCIATES LLC

      This Code sets forth rules, regulations and standards of conduct for the employees of Jennison Associates LLC. It bears the approval of the Corporation's Board of Directors and applies to Jennison Associates and all subsidiaries.

      The Code incorporates The Prudential Insurance Company of America's ethics policies as well as additional policies specific to Jennison Associates LLC. Prudential's Code of Ethics, "Making the Right Choices," may be found as Exhibit Q in Jennison Associates' Compliance Manual.

      The prescribed guidelines assure that the high ethical standards long maintained by Jennison continue to be applied. The purpose of the Code is to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading, or unethical business conduct. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all directors, officers and employees.

      ERISA and the federal securities laws define an investment advisor as a fiduciary who owes his clients a duty of undivided loyalty, who shall not engage in any activity in conflict with the interests of the client. As a fiduciary, our personal and corporate ethics must be above reproach. Actions which expose any of us or the organization to even the appearance of a impropriety must not occur.

      The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.

      Being fully aware of and strictly adhering to the Code of Ethics is the responsibility of each Jennison Associates employee.

      1. CONFIDENTIAL INFORMATION

      Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Jennison, companies researched by us for investment, our present and prospective clients, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Corporation such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

            A) PERSONAL USE:

            Confidential information obtained or developed as a result of employment with the Corporation is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against the Corporation or the individual responsible for disclosing such information.

      Further guidelines pertaining to confidential information are contained in the "Policy Statement on Insider Trading" (Set forth on page 7 in the section dedicated specifically to Insider Trading).

            B) RELEASE OF CLIENT INFORMATION:

            All requests for information concerning a client (other than routine inquiries), including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to the Chief Compliance Officer, or her designee. No information may be released, nor should the client involved be contacted, until so directed by either the Chief Compliance Officer, or her designee.

            In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

                  - Limit use and discussion of information obtained on the job to normal business activities.

                  - Request and use only information which is related to our business needs.

                  - Restrict access to records to those with proper
            authorization and legitimate business needs.

                  - Include only pertinent and accurate data in files which are used as a basis for taking action or making decisions.

      2. CONFLICTS OF INTEREST

      You should avoid actual or apparent conflicts of interest - that is, any personal interest outside the Company which could be placed ahead of your obligations to our clients, Jennison Associates or Prudential. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

      We recognize and respect an employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation, which could result in a conflict of interest, or even the appearance of a conflict. The Company, not by the employee involved, will determine whether or not a conflict exists.

      To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted:

            A) YOU MAY NOT, without first having secured prior approval from the Board of Directors, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with Jennison or The Prudential; and three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

            * Note: The above deals only with positions in business enterprises. It does not affect Jennison's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

            B) YOU MAY NOT act on behalf of Jennison in connection with any transaction in which you have a personal interest. This rule does not apply to any personal interest resulting from your participation in any Jennison or Prudential plan in the nature of incentive compensation, or in the case of a plan which provides for direct participation in specific transactions by Jennison's Board of Directors.

            C) YOU MAY NOT, without prior approval from the Board of Directors, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with Jennison or The Prudential, or is engaged in businesses similar to any business engaged in by Jennison. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000 if that amount is larger, or involving an ownership interest greater than 2 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises which are publicly owned.

            D) YOU MAY NOT, without prior approval of the Board of Directors, engage in any transaction involving the purchase of products and/or services from Jennison, except on the same terms and conditions as they are offered to the public. Plans offering services to employees approved by the Board of Directors are exempt from this rule.

            E) YOU MAY NOT purchase an equity interest in any competitor. Employees and their immediate families are also prohibited from investing in securities of a client or supplier with whom the staff member regularly deals even if the securities are widely traded.


      3. OTHER BUSINESS ACTIVITIES

            A) ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

            B) GIFTS: Jennison employees and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions you or the recipient must make in business transactions involving Jennison or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

            Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business courtesies (i.e., meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Corporation. Entertainment which satisfies these requirements and conforms to generally accepted business practices also is permissible. Please reference the Gifts and Entertainment section of Jennison Associates' Compliance Manual for a more detailed explanation of Jennison's policy towards gifts and entertainment.

            C) IMPROPER PAYMENTS - KICKBACKS: In the conduct of the Corporation's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, the Corporation.

            D) BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of the Corporation is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for the Corporation are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of the Corporation are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Corporation including the disposition of its assets and liabilities. The falsification of any book, record or account of the Corporation, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

            E) LAWS AND REGULATIONS: The activities of the Corporation must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws is expected. To ensure compliance, the Corporation intends to educate its employees on laws related to Jennison's activities which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content.

            F) OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: Jennison Associates does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance in accordance with procedures adopted by Jennison's Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; they will not be reimbursed by the Company for such contributions.

            Legislation generally prohibits the Corporation or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example, granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is encouraged, including the making of personal contributions to political candidates or activities.

            Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm.

      4. COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION OF THE CODE OCCURS

      Each year all employees will be required to complete a form certifying that they have read this booklet, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

      This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

      Certain key employees will be required to complete a form verifying that they have complied with all company procedures and filed disclosures of significant personal holdings and corporate affiliations.

      If any staff member has reason to believe that any situation may have resulted in a violation of any provision of the Code of Ethics, whether by that staff member or by another, the matter must be reported promptly to the Chief Compliance Officer or her designee.

      Violation of any provision of the Code of Ethics by any staff member may constitute grounds for disciplinary action, including dismissal.

                                   SECTION II

                                 INSIDER TRADING

      As a result of recent legislative events, particularly the enactment of the Insider Trading and Securities Fraud Enforcement Act of 1988, the Securities Exchange Acts and the Investment Advisors Act of 1940 require that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person.

      This section of the Code sets forth Jennison Associates' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement Jennison Associates' Insider Trading Policy Statement.

      This policy applies to all Jennison Associates' employees, as well as the employees of all affiliated companies.

      1. JENNISON ASSOCIATES' POLICY STATEMENT AGAINST INSIDER TRADING

      When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis, each of us must make our own determination as to whether a transaction is in conflict with client interests. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees. The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases, non-client accounts (i.e., charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts - or even the appearance of conflicts - the Company has adopted the following policy:

            Jennison Associates LLC forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law. Said conduct is deemed to be "insider trading." Such policy applies to every director, officer and employee and extends to activities within and outside their duties at Jennison Associates.

      Every director, officer, and employee is required to read and retain this policy statement. Questions regarding Jennison Associates' Insider Trading policy and procedures should be referred to the Compliance or Legal Departments.

      2. EXPLANATION OF RELEVANT TERMS AND CONCEPTS

      Although insider trading is illegal, Congress has not defined "insider," "material" or "non-public information." Instead, the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with the Compliance or Legal Departments. Do not make this decision yourself.

            A) WHO IS AN INSIDER?

            The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. Jennison Associates and its employees may become "temporary insiders" of a company in which we invest, in which we advise, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

            B) WHAT IS MATERIAL INFORMATION?

            Trading on inside information is not a basis for liability unless the information is material. Material Information is defined as:

                  - Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or

                  - Information that is reasonably certain to have a substantial effect on the price of a company's securities.

            Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

            In addition, knowledge about Jennison Associates' trading information and patterns may be deemed material.

            C) WHAT IS NON-PUBLIC INFORMATION?

            Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

            D) MISAPPROPRIATION THEORY

            Under the "misappropriation" theory liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

            E) WHO IS A CONTROLLING PERSON?

            "Controlling persons" include not only employers, but any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the Company, but its directors and officers.

      3. PENALTIES FOR INSIDER TRADING VIOLATIONS

      Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce Jennison Associates' Policy Statement against Insider Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

      Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            A) CIVIL INJUNCTIONS

            B) TREBLE DAMAGES

            C) DISGORGEMENT OF PROFITS

            D) JAIL SENTENCES - Under the new laws, the maximum jail sentences for criminal securities law violations increased from 5 years to 10 years.

            E) CIVIL FINES - Persons who committed the violation may pay up to three times the profit gained or loss avoided, whether or not the person actually benefited.

            F) CRIMINAL FINES - The employer or other "controlling persons" may pay up to $2,500,000.

            G) Violators will be barred from the securities industry.

                                   SECTION III

                       IMPLEMENTATION PROCEDURES & POLICY

      The following procedures have been established to assist the officers, directors and employees of Jennison Associates in preventing and detecting insider trading as well as to impose sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should contact the Compliance or Legal Departments.

      1. IDENTIFYING INSIDE INFORMATION

      Before trading for yourself or others, including client accounts managed by Jennison Associates, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            A) IS THE INFORMATION MATERIAL?

                  - Would an investor consider this information important in making his or her investment decisions?

                  - Would this information substantially effect the market price of the securities if generally disclosed?

            B) IS THE INFORMATION NON-PUBLIC?

                  - To whom has this information been provided?

                  - Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

            A) Report the matter immediately to the Compliance or Legal Departments.

            B) Do not repurchase or sell the securities on behalf of yourself or others, including client accounts managed by Jennison Associates.

            C) Do not communicate the information inside or outside Jennison Associates, other than to a senior staff member of either Compliance or Legal Departments.

            D) After the issue has been reviewed, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.


      2. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

      Information that you identify as material and non-public may not be communicated to anyone, including persons within Jennison Associates LLC, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be locked; access to computer files containing non-public information should be restricted.

      Jennison employees have no obligation to the clients of Jennison Associates to trade or recommend trading on the basis of material, non-public (inside) information in their possession. Jennison's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

      3. ALLOCATION OF BROKERAGE

      To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, Jennison Associates, consistent with its efforts to secure best price and execution, allocates brokerage business to those broker-dealers in a position to provide such services.

      It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of material non-public (inside) information. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any material non-public (inside) information. The policy of Jennison Associates as set forth in this statement should be brought to the attention of such broker-dealer.

      4. RESOLVING ISSUES CONCERNING INSIDER TRADING

      If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with either the Compliance or Legal Departments before trading or communicating the information to anyone.

      This code will be distributed to all Jennison Associates personnel. Periodically or upon request, a representative from the Compliance or Legal Departments will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

      From time to time this statement of policy will be revised in the light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement.

                                   SECTION IV

                   JENNISON ASSOCIATES PERSONAL TRADING POLICY

      1. GENERAL POLICY AND PROCEDURES

      The management of Jennison Associates is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.

      Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions. It is the duty of Jennison and its employees to place the interests of clients first and to avoid all actual or potential conflicts of interest. Jennison employees are prohibited from short term trading or market timing any mutual funds managed by Jennison, as well as Prudential affiliated funds, and must comply with any trading restrictions established by Jennison to prevent market timing of these funds.

      We have adopted the following policies and procedures on employee personal trading to reasonably ensure against actual conflicts of interest that could lead to violations of federal securities law, such as short term trading or market timing of affiliated mutual funds. To prevent the rapid trading of certain mutual funds, Jennison employees may not engage in opposite transactions within 90 days of the last transaction with respect to the mutual funds listed on the attached Schedule A. Jennison employees are also required to arrange the reporting of fund transactions covered under this policy. This policy does not apply to money market mutual funds. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading.

      All Jennison employees are required to comply with such policies and procedures in order to avoid the penalties set forth herein.

      2. RECORDKEEPING REQUIREMENTS

      Jennison Associates, as an investment advisor, is required by Rule 204-2 under the Investment Advisers Act of 1940, to keep records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, high-quality short-term instruments and mutual funds. For purposes of this policy, mutual funds that are exempt from this recordkeeping requirement are money market funds and funds that are either not managed by Jennison or affiliated with Prudential. This requirement applies to transactions for the personal accounts of an employee, as well as, transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account. Jennison recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance or Legal Departments as to their status and obligations with respect to the account in question.

      In addition, Jennison, as a subadviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-1 under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general partner or Advisory Person of a Fund or Fund's Investment Adviser. "Advisory Person" is defined as any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Jennison's "access persons" and "advisory persons" include Jennison's employees and any other persons that Jennison may designate.

            A) JENNISON EMPLOYEES

                  All Jennison employees are Access Persons and are subject to the following reporting requirements. Access Persons are required to report all transactions including activity in Prudential affiliated and Jennison managed mutual funds. A list of these funds is attached hereto as Schedule A. This requirement applies to all accounts in which Jennison employees have a direct or indirect beneficial interest, including household members. All Access Persons are required to provide the Compliance Department with the following:

                  1) INITIAL HOLDINGS REPORTS:

                  Within 10 days of commencement of employment, an initial
            holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding US Treasury securities, mutual fund shares that are neither managed by Jennison nor affiliated with Prudential, see attached Schedule A, and short-term high quality debt instruments). The report should contain the following information:

                        a. The title, number of shares and principal amount of
                  each investment in which the Access Person had any direct or indirect beneficial ownership;

                        b. The name of any broker, dealer or bank with whom the
                  Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                        c. The date that the report is submitted by the Access
                  Person.

                  2) QUARTERLY REPORTS:

                        a. TRANSACTION REPORTING:

                        Within 10 days after the end of a calendar quarter, with
                  respect to any transaction, including activity in mutual funds identified on Schedule A, during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

                              i) The date of the transaction, the title, the
                        interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

                              ii) The nature of the transaction (i.e., purchase,
                        sale or any other type of acquisition or disposition);

                              iii) The price of the investment at which the
                        transaction was effected;

                              iv) The name of the broker, dealer or bank with or
                        through which the transaction was effected; and

                              v) The date that the report is submitted by the
                        Access Person.

                        b. PERSONAL SECURITIES ACCOUNT REPORTING:

                        Within 10 days after the end of a calendar quarter, with
                  respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                              i) The name of the broker, dealer or bank with
                        whom the Access Person established the account;

                              ii) The date the account was established; and

                              iii) The date that the report is submitted by the
                        Access Person.

                        To facilitate compliance with this reporting
                  requirement, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to Prudential's Corporate Compliance Department. Access Persons are required to notify the Compliance Department of any mutual fund accounts, including accounts of all household members, held directly with the fund for all mutual funds that appear on Schedule A. The Compliance Department must also be notified prior to the creation of any new personal investment accounts so that we may request that duplicate statements and confirmations of all trading activity (including mutual funds) be sent to the Compliance Department.

                  3) ANNUAL HOLDINGS REPORTS:

                  Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                        a. The title, number of shares and principal amount of
                  each investment, including investments set forth in Schedule A, in which the Access Person had any direct or indirect beneficial ownership;

                        b. The name of any broker, dealer or bank with whom the
                  Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                        c. The date that the report is submitted by the Access
                  Person.

                  4) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

                  5) A copy of Schedule B, Schedule D, and Schedule E from
            federal income tax returns on an annual basis.

                  Please note that Access Persons may hold and trade Prudential affiliated and Jennison managed mutual funds through Authorized Broker/Dealers, Prudential Mutual Fund Services, the Prudential Employee Savings Plan

            ("PESP"), and the Jennison Savings and Pension Plans. In addition, Access Persons may maintain accounts with respect to certain third party mutual funds managed by Jennison or Prudential Investment Management Inc. directly with the fund company, provided that duplicate confirms and statements are provided to the Compliance Department.

            B) OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

            Other Persons Defined by Jennison as Access Persons include individuals who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary. These policies and procedures are specified on Exhibit C.

      3. PRE-CLEARANCE PROCEDURES

      All employees of Jennison Associates may need to obtain clearance from the Jennison Personal Investment Committee prior to effecting any securities transaction in which they or their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, have a beneficial interest on behalf of a trust of which they are trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control. Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the "Compliance and Reporting of Personal Transactions Matrix" found on Exhibit A.

      The Jennison Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below. A member of the Compliance Department shall promptly notify the individual of approval or denial to trade the requested security. Notification of approval or denial to trade may be verbally given as soon as possible; however, it shall be confirmed in writing within 24 hours of the verbal notification. Please note that the approval granted will be valid ONLY for that day in which the approval has been obtained; provided, however, that approved orders for securities traded in certain foreign markets may be executed within 2 business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day (i.e., the day for which approval was granted and the day following the day for which approval was granted).

      Only transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account (including managed accounts) will be exempt from the pre-clearance procedures, except for those transactions that are directed by an employee in a Jennison managed account. Copies of the agreement of such discretionary accounts, as well as transaction statements or another comparable portfolio report, must be submitted on a quarterly basis to the Compliance Department for review and record retention.

      Written notice of your intended securities activities must be filed for approval prior to effecting any transaction for which prior approval is required. The name of the security, the date, the nature of the transaction (purchase or sale), the price, the name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.), and the name of the broker-dealer or bank involved in the transaction must be disclosed in such written notice. Such written notice should be submitted on the Pre-Clearance Transaction Request Forms (Equity/Fixed Income) which can be obtained from the Compliance Department. If proper procedures are not complied with, action will be taken against the employee. All violations shall go before Jennison's Compliance Committee and are reported on an annual basis to the Jennison Board of Directors. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to the accounts of Jennison Associates. In addition, penalties for personal trading violations shall be determined in accordance with the penalties schedule set forth in Section 5, "Penalties for Violating Jennison Associates' Personal Trading Policies." Each situation and its relevance will be given due weight.

      4. PERSONAL TRADING POLICY

      The following rules, regulations and restrictions have been set forth by the Board of Directors and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

      No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has either effected or is contemplating effecting the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

      Except in particular cases in which the Jennison Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all Jennison employees for their own accounts, for their immediate family's accounts (including accounts of the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control. The provisions of the following paragraphs do not necessarily imply that the Jennison Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to indicate the transactions for which prior approval should be obtained to ensure that no conflict occurs.

            A) BLACKOUT PERIODS

                  1) Neither any security recommended, or proposed to be
            recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

                  2) Neither any security recommended, or proposed to be
            recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

                  3) No security may be sold after being recommended to any
            client for purchase or after being purchased for any client, and no security may be purchased after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

                  4) In order to prevent even the appearance of a violation of this rule or a conflict of interest with a client account, you should refrain from trading in the SEVEN (7) CALENDAR DAYS BEFORE AND AFTER Jennison trades in that security.

                  If an employee trades during a blackout period, disgorgement may be required. For example, if an Employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, the Firm trades on behalf of Jennison's clients, the Jennison Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case by case basis the appropriate action. If the Personal Investment Committee finds that a client is disadvantaged by the personal trade, the trader may be required to reverse the trade and disgorge to the firm any difference due to any incremental price advantage over the client's transaction.

            B) SHORT-TERM TRADING PROFITS

            All employees of Jennison Associates are prohibited from profiting in their own accounts and the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities within 60 calendar days. All employees are prohibited from executing a purchase and a sale or a sale and a purchase of the same mutual funds that appear on Schedule A during any 90-day period. Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60 and 90 day restriction periods, respectively, shall be disgorged to the firm, net of taxes.

            "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur with in a 60 calendar day period and, for purposes of this policy, within a 90 calendar day period for any purchase and sale or sale and purchase in those mutual funds that appear on Schedule A across all accounts over which a Jennison director, officer or employee has a direct or indirect beneficial interest (including accounts that hold securities held by members of a person's immediate family sharing the same household) over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

            In addition, the last in, first out ("LIFO") method will be used in determining if any exceptions have occurred in any Prudential affiliated or Jennison managed mutual fund. Profits realized on such transactions must be disgorged.(1) Certain limited exceptions to this holding period are available and must be approved by the Chief Compliance Officer or her designee prior to execution. Exceptions to this policy include, but are not limited to, hardships and extended disability. Automatic investment and withdrawal programs and automatic rebalancing are permitted transactions under the policy.

            The prohibition on short-term trading profits shall not apply to trading of index options and index futures contracts and options on index futures contracts on broad based indices. However, such transactions remain subject to the pre-clearance procedures and other applicable procedures. A list of broad-based indices is provided on Exhibit B.

-------------------
(1) Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Savings or Pension Plans will be determined separately by the Personal Securities Trading and Jennison Compliance Committees, respectively.

            C) Jennison employees may not purchase of any security if the purchase would deprive any of Jennison's clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

            D) Jennison employees may not purchase NEW ISSUES OF EITHER COMMON STOCK, FIXED INCOME SECURITIES or CONVERTIBLE SECURITIES except in accordance with item E below. This prohibition does not apply to new issues of shares of open-end investment companies. All Jennison employees shall also obtain prior written approval of the Jennison Personal Investment Committee in the form of a completed "Request to Buy or Sell Securities" form before effecting any purchase of securities on a `PRIVATE PLACEMENT' basis. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for Jennison's clients and whether the opportunity is being offered to the employee by virtue of his or her position at Jennison.

            E) Subject to the pre-clearance and reporting procedures, Jennison employees may purchase securities on the date of issuance, provided that such securities are acquired in the secondary market. Upon requesting approval of such transactions, employees must acknowledge that he or she is aware that such request for approval may not be submitted until AFTER the security has been issued to the public and is trading at prevailing market prices in the secondary market. Additionally, trade confirmations of executions of such transaction must be received by the Compliance Department NO LATER THAN THE CLOSE OF BUSINESS ON THE DAY FOLLOWING EXECUTION OF SUCH TRADE AND MUST BE ACCOMPANIED BY A COPY OF THE FINAL PROSPECTUS. If such trade confirmation is not received, the employee may be requested to reverse (subject to pre-approval) the trade, and any profits or losses avoided must be disgorged to the firm.

            F) Subject to the preclearance and reporting procedures, Jennison employees may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired. In the event that approval to exercise such rights is denied, subject to preclearance and reporting procedures, corporate personnel may obtain permission to sell such rights on the last day that such rights may be traded.

            G) Any transactions in index futures contracts and index options, except those effected on a broad-based index, are subject to the preclearance and reporting requirements.

            H) No employee of Jennison Associates may profit in their personal securities accounts or the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control by short selling or purchasing put options or writing call options on securities that represent a position in any portfolios managed by Jennison on behalf of its clients. Any profits realized from such transactions shall be disgorged to the Firm, net of taxes. Put options and short sales are subject to the preclearance rules.

            All employees are prohibited from selling short and from participating in any options transactions on any securities issued by Prudential except in connection with bona fide hedging strategies (e.g., covered call options and protected put options). However, employees are prohibited from buying or selling options to hedge their financial interest in employee stock options granted to them by Prudential.

            I) No employee of Jennison Associates may participate in investment clubs.

            J) While participation in employee stock purchase plans and employee stock option plans need not be pre-approved, copies of the terms of the plans should be provided to the Compliance Department as soon as possible so that the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval, reporting, short-term trading profits ban). Jennison employees must obtain pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or employee stock option plan. Nondiscretionary dispositions of securities or exercise are not subject to pre-approval. Additionally, Jennison employees should report holdings of such securities and options on an annual basis.

            K) Subject to pre-clearance, long-term investing through direct stock purchase plans is permitted. The terms of the plan, the initial investment, and any purchases through automatic debit must be provided to and approved by the Jennison Personal Investment Committee. Any changes to the original terms of approval, e.g., increasing, decreasing, or termination of participation in the plan, as well as any sales or discretionary purchase of securities in the plan must be submitted for pre-clearance. Provided that the automatic monthly purchases have been approved by the Jennison Personal Investment Committee, each automatic monthly purchase need not be submitted for pre-approval. "Profits realized" for purposes of applying the ban on short-term trading profits will be determined by matching the proposed discretionary purchase or sale transaction against the most recent discretionary purchase or sale, as applicable, not the most recent automatic purchase or sale (if applicable). Additionally, holdings should be disclosed annually.

            L) DESIGNATED PERSONS: REQUIREMENTS FOR TRANSACTIONS IN SECURITIES ISSUED BY PRUDENTIAL

            A Designated Person is an employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material about Prudential. Employees that have been classified as Designated Persons have been informed of their status.

            Designated Persons are permitted to trade in Prudential common stock (symbol: "PRU") only during certain "open trading windows". Trading windows will be closed for periods surrounding the preparation and release of Prudential financial results. Approximately 24 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter. Designated Persons will be notified by the Compliance Department announcing the opening and closing of each trading window.

            Designated Persons are required to obtain a dual pre-clearance approval for all transactions from both Jennison and Prudential. To request pre-clearance approval, Designated Persons are required to complete a pre-clearance form for Jennison and a separate pre-clearance form for Prudential. These forms can be obtained from the Compliance Department. The Compliance Department will notify the Designated Person if their request has been approved or denied. Please note that pre-clearance also applies to transactions of household members and dependents of any Designated Person and is valid only for the day approval is provided. All other pre-clearance rules and restrictions apply.

            M) JENNISON EMPLOYEE PARTICIPATION IN MANAGED STRATEGIES

            All eligible employees must adhere to the following conditions in order to open an account in a managed account program:

                  - All employees may open a managed account in any managed
            account program, including Jennison-managed strategies.

                  - Portfolio Managers of the Jennison models are prohibited from opening accounts in managed account programs in strategies that he or she manages.

                  - Portfolio Advisors may open accounts in managed account
            programs in strategies for which he or she has responsibility; however, these individuals may not direct selling or purchases for his or her own accounts. All such decisions and implementation of portfolio transactions for Portfolio Advisor accounts will be made by the Director of Managed Account Operations.

                  - Eligible employees will not be permitted to have discretion over any managed account. This means that employees will be invested in the model.

                  - All transactions in any managed account for which a Jennison employee has discretion will be subject to the pre-clearance requirements of this policy.

                  - In connection with tax selling, eligible employees (except
            Portfolio Advisors) are permitted to identify specific securities to be sold, however, such sales are subject to the 60-day ban on short-term trading profits and pre-clearance for Jennison managed strategies.

                  - Both the Jennison Compliance Department and Prudential
            Corporate Compliance will need to receive duplicate confirmations and statements.


            N) EXCEPTIONS TO THE PERSONAL TRADING POLICY

            Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures, and short-term trading profits) of the Personal Trading Policy may be granted on a case-by-case basis by Jennison when no abuse is involved and the facts of the situation strongly support an exception to the rule.

            Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Jennison Personal Investment Committee: governments, agencies, money markets, repurchase orders, reverse repurchase orders and open-ended registered investment companies. Although not subject to pre-clearance, the mutual funds that are listed on Schedule A are subject to reporting and a ban on short term trading, i.e. buying and selling or selling and buying within 90 days.

            All employees, on a quarterly basis, must sign a statement that they, during said period, have been in full compliance with all personal and insider trading rules and regulations set forth within Jennison Associates' Code of Ethics, Policy Statement on Insider Trading and Personal Trading Policy.

      O) MONITORING/ADMINISTRATION

            The Jennison Associates' Compliance Department will administer this policy and will be responsible for monitoring compliance with the policy. Requests for exceptions to the policy will be provided to the Jennison Chief Compliance Officer or her designee and from time to time shared with the Prudential Personal Securities Trading and Jennison Compliance Committees. While Jennison has primary responsibility to administer its own Personal Trading Policy, Prudential will assist Jennison by monitoring activity in Prudential mutual funds, as well as Jennison funds in Jennison Savings and Pension Plan, and identifying violations to the ban on short term trading, as described in this policy.

            As indicated above, short term or market timing trading in any mutual fund identified in Schedule A represents a significant conflict of interest for Jennison and Prudential. Market timing any of these mutual funds may suggest the use of inside information - namely, knowledge of portfolio holdings or contemplated transactions - acquired or developed by an employee for personal gain. The use of such information constitutes a violation of the law that can lead to severe disciplinary action against Jennison and its senior officers. Therefore, trading activity in any Prudential affiliated or Jennison managed mutual fund will be subject to a heightened level of scrutiny. Jennison employees who engage in short term trading of such funds can be subject to severe disciplinary action, leading up to and including possible termination.

      5. PENALTIES FOR VIOLATIONS OF JENNISON ASSOCIATES' PERSONAL TRADING POLICIES

      Violations of Jennison's Personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. THESE, HOWEVER, ARE MINIMUM PENALTIES. THE FIRM RESERVES THE RIGHT TO TAKE ANY OTHER APPROPRIATE ACTION, INCLUDING TERMINATION.

      All violations and penalties imposed will be reported to Jennison's Compliance Committee on a monthly basis. In addition, the Compliance Committee will provide the Board of Directors with an annual report which at minimum:

            A) summarizes existing procedures concerning personal investing and any changes in procedures made during the preceding year;

            B) identifies any violations requiring significant remedial action during the preceding year; and

            C) identifies any recommended changes in existing restrictions or procedures based upon Jennison's experience under its policies and procedures, evolving industry practices, or developments in applicable laws and regulations.


      6. TYPE OF VIOLATION

            A) PENALTIES FOR FAILURE TO SECURE PRE-APPROVAL

            The minimum penalties for failure to pre-clear personal securities transactions include POSSIBLE REVERSAL OF THE TRADE, POSSIBLE DISGORGEMENT OF PROFITS, AS WELL AS THE IMPOSITION OF ADDITIONAL CASH PENALTIES. Please note that subsections 2) and 3) have been applied retroactively from its effective date.

            1) FAILURE TO PRE-CLEAR PURCHASE

            Depending on the circumstances of the violation, the individual may be asked to reverse the trade (i.e., the securities must be sold). Any profits realized from the subsequent sale, net of taxes must be turned over to the firm. PLEASE NOTE: THE SALE OR REVERSAL OF SUCH TRADE MUST BE SUBMITTED FOR PRE-APPROVAL.

            2) FAILURE TO PRE-CLEAR SALES THAT RESULT IN LONG-TERM CAPITAL GAINS

            Depending on the circumstances of the violation, the firm may require that profits realized from the sale of securities that are defined as "long-term capital gains" by Internal Revenue Code (the "IRC") section 1222 and the rules thereunder, as amended, to be turned over to the firm, subject to the following maximum amounts:

      JALLC POSITION                            DISGORGEMENT PENALTY
      --------------                            --------------------
      Senior Vice Presidents and above          Realized long-term capital gain,
                                                  net of taxes, up to $10,000.00

      Vice Presidents and Assistant             Realized long-term capital gain,
        Vice Presidents                           net of taxes, up to $5,000.00

      All other JALLC Personnel                 25% of the realized long-term
                                                  gain, irrespective of taxes,
                                                  up to $3,000.00

            3) FAILURE TO PRE-CLEAR SALES THAT RESULT IN SHORT-TERM CAPITAL
      GAINS

            Depending on the nature of the violation, the firm may require that all profits realized from sales that result in profits that are defined as "short-term capital gains" by IRC section 1222 and the rules thereunder, as amended, be disgorged irrespective of taxes. Please note, however, any profits that result from violating the ban on short-term trading profits are addressed in section 6.C), "Penalty for Violation of Short-Term Trading Profit Rule."

            4) ADDITIONAL CASH PENALTIES

                          VP'S AND ABOVE                       OTHER JALLC PERSONNEL
                          --------------                       ---------------------
      FIRST OFFENSE       None/Warning                         None/Warning
      SECOND OFFENSE      $1,000                               $200
      THIRD OFFENSE       $2,000                               $300
      FOURTH OFFENSE      $3,000                               $400
      FIFTH OFFENSE       $4,000 & Automatic Notification      $500 & Automatic Notification
                            of the Board of Directors            of the Board of Directors

      NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

      Penalties shall be assessed over a rolling three year period. For example, if over a three year period (year 1 through year 3), a person had four violations, two in year 1, and one in each of the following years, the last violation in year 3 would be considered a fourth offense. However, if in the subsequent year (year 4), the person only had one violation of the policy, this violation would be penalized at the third offense level because over the subsequent three year period (from year 2 through year 4), there were only three violations. Thus, if a person had no violations over a three year period, a subsequent offense would be considered a first offense, notwithstanding the fact that the person may have violated the policy prior to the three year period.

      B) FAILURE TO COMPLY WITH RECORDKEEPING REQUIREMENTS

      Such violations occur if Jennison does not receive a broker confirmation within ten (10) business days following the end of the quarter in which a transaction occurs or if Jennison does not routinely receive brokerage statements. Evidence of written notices to brokers of Jennison's requirement and assistance in resolving problems will be taken into consideration in determining the appropriateness of penalties.

                          VP'S AND ABOVE                       OTHER JALLC PERSONNEL
                          --------------                       ---------------------
FIRST OFFENSE             None/Warning                         None/Warning
SECOND OFFENSE            $200                                 $50
THIRD OFFENSE             $500                                 $100
FOURTH OFFENSE            $600                                 $200
FIFTH OFFENSE             $700& Automatic Notification         $300 & Automatic Notification
                            of the Board                          of the Board

      NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

      C) PENALTY FOR VIOLATION OF SHORT-TERM TRADING PROFIT RULE

      Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within 60 calendar days and within 90 calendar days for all mutual funds that appear on Schedule A. shall be disgorged to the firm, net of taxes. "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, which requires matching any purchase and sale that occur with in a 60 calendar day period without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. The LIFO standard will be applied when determining if any violations have occurred in the trading of a Prudential affiliated or Jennison managed mutual fund, other than a money market fund, and whether the corresponding purchase and sale or sale and purchase of such fund(s) has resulted in a profit or loss. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

      D) OTHER POLICY INFRINGEMENTS WILL BE DEALT WITH ON A CASE BY CASE BASIS

      PENALTIES WILL BE COMMENSURATE WITH THE SEVERITY OF THE VIOLATION.

      Serious violations would include:

            - Failure to abide by the determination of the Personal Investment Committee.

            - Failure to submit pre-approval for securities in which Jennison actively trades.

            - Failure to comply with the ban on all short term trading, i.e. buying and selling or selling and buying the same or equivalent securities and mutual funds set forth on Schedule A within 60 and 90 days, respectively.

      E) DISGORGED PROFITS

      Profits disgorged to the firm shall be donated to a charitable organization selected by the firm in the name of the firm. Such funds may be donated to such organization at such time as the firm determines.

                                    EXHIBIT A

            COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX

                                                                                       Required                      If reportable,
                                                                                          Pre-                          minimum
                                                                                        Approval    Reportable         reporting
Investment Category/Method                  Sub-Category                                 (Y/N)         (Y/N)           frequency
-----------------------------------------------------------------------------------------------------------------------------------
BONDS                                       Treasury Bills, Notes, Bonds                   N             N                N/A
                                            Agency                                         N             Y             Quarterly
                                            Corporates                                     Y             Y             Quarterly
                                            MBS                                            N             Y             Quarterly
                                            ABS                                            N             Y             Quarterly
                                            CMO's                                          Y             Y             Quarterly
                                            Municipals                                     N             Y             Quarterly
                                            Convertibles                                   Y             Y             Quarterly

STOCKS                                      Common                                         Y             Y             Quarterly
                                            Preferred                                      Y             Y             Quarterly
                                            Rights                                         Y             Y             Quarterly
                                            Warrants                                       Y             Y             Quarterly
                                            Automatic Dividend Reinvestments               N             N                N/A
                                            Optional Dividend Reinvestments                Y             Y             Quarterly
                                            Direct Stock Purchase Plans with
                                               automatic investments                       Y             Y             Quarterly
                                            Employee Stock Purchase/Option Plan            Y*            Y                 *

OPEN-END MUTUAL FUNDS                       Affiliated Investments - see Schedule A.       N             Y             Quarterly
                                            Non-Affiliated Funds, not managed by
                                               Jennison.                                   N             N                N/A

CLOSED END FUNDS & UNIT                     All Affiliated & Non-Affiliated Funds          N             Y             Quarterly
  INVESTMENT TRUSTS                         US Funds (including SPDRs, NASDAQ
                                               100 Index Tracking Shares)                  N             Y             Quarterly
                                            Foreign Funds                                  N             Y             Quarterly

DERIVATIVES                                 Any exchange traded, NASDAQ, or
                                               OTC option or futures contract,
                                               including, but not limited to:

                                                  Financial Futures                       **             Y             Quarterly
                                                  Commodity Futures                        N             Y             Quarterly
                                                  Options on Futures                      **             Y             Quarterly
                                                  Options on Securities                   **             Y             Quarterly
                                                  Non-Broad Based Index Options            Y             Y             Quarterly
                                                  Non Broad Based Index Futures
                                                     Contracts and Options on
                                                     Non-Broad Based Index
                                                     Futures Contracts                     Y             Y             Quarterly
                                                  Broad Based Index Options                N             Y             Quarterly
                                                  Broad Based Index Futures
                                                     Contracts and Options on
                                                     Broad Based Index Futures
                                                     Contracts                             N             Y             Quarterly

LIMITED PARTNERSHIPS, PRIVATE PLACEMENTS,
   & PRIVATE INVESTMENTS                                                                   Y             Y             Quarterly

VOLUNTARY TENDER OFFERS                                                                    Y             Y             Quarterly

MANAGED ACCOUNT PROGARMS                    Employee Directed Portfolio Transactions       Y             Y             Quarterly

* Pre-approval of sales of securities or exercises of options acquired through employee stock purchase or employee stock option plans are required. Holdings are required to be reported annually; transactions subject to pre-approval are required to be reported quarterly. Pre-approval is not required to participate in such plans.

** Pre-approval of a personal derivative securities transaction is required if the underlying security requires pre-approval.

                                    EXHIBIT B

                               BROAD-BASED INDICES

Nikkei 300 Index CI/Euro
S&P 100 Close/Amer Index
S&P 100 Close/Amer Index
S&P 100 Close/Amer Index
S&P 500 Index
S&P 500 Open/Euro Index
S&P 500 Open/Euro Index
S&P 500 (Wrap)
S&P 500 Open/Euro Index
Russell 2000 Open/Euro Index
Russell 2000 Open/Euro Index
S&P Midcap 400 Open/Euro Index
NASDAQ- 100 Open/Euro Index
NASDAQ- 100 Open/Euro Index
NASDAQ- 100 Open/Euro Index
NASDAQ- 100 Open/Euro Index
NASDAQ- 100 Open/Euro Index
S&P Small Cap 600
U.S. Top 100 Sector
S&P 500 Long-Term Close
Russell 2000 L-T Open./Euro
Russell 2000 Long-Term Index

                                    EXHIBIT C

               OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

      The following groups of persons have been defined by Jennison as Access Persons because these individuals who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on this Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary as specified on this Exhibit.

      1. JENNISON DIRECTORS AND OFFICERS WHO ARE PRUDENTIAL EMPLOYEES

      Jennison recognizes that a Jennison director or officer who is employed by Prudential ("Prudential Director or Officer") may be subject to the Prudential Personal Securities Trading Policy ("Prudential's Policy"), a copy of which and any amendments thereto shall have been made available to Jennison's Compliance Department. A Prudential Director or Officer does not need to obtain preclearance from Jennison's Personal Investment Committee; provided that the Prudential Director or Officer does not otherwise have access to current Jennison trading activity.

      For purposes of the recordkeeping requirements of this Policy, Prudential Directors and Officers are required to comply with Prudential's Policy. Prudential will provide an annual representation to the Jennison Compliance Department, with respect to employees subject to the Prudential Policy, that the employee has complied with the recordkeeping and other procedures of Prudential's Policy during the most recent calendar year. If there have been any violations of Prudential's Policy by such employee, Prudential will submit a detailed report of such violations and what remedial action, if any was taken. If an employee is not subject to the Prudential Policy, Prudential will provide a certification that the employee is not subject to the Prudential Policy.

      2. OUTSIDE CONSULTANTS

      Outside Consultants and Independent Contractors who work on-site at Jennison and who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments in portfolios managed by Jennison will be subject to such policies and procedures as determined by Jennison.

                                   SCHEDULE A

             PRUDENTIAL AFFILIATED AND JENNISON MANAGED MUTUAL FUND

      The following list of Prudential and Jennison managed mutual funds is the most current list as of February 23, 2004:

I. Prudential Mutual Funds:

- Dryden Global Total Return Fund, Inc.

- Dryden Index Series Fund - Dryden Stock Index Fund

- Dryden Tax-Managed Funds - Dryden Large-Cap Core Equity Fund

- Dryden Small-Cap Core Equity Fund, Inc.

- The Prudential Investment Portfolios, Inc. - Dryden Active Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Conservative Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Moderate Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Growth Allocation Fund

- Dryden High Yield Fund, Inc.

- Dryden Total Return Bond Fund, Inc.

- Dryden National Municipals Fund, Inc.

- Dryden Short-Term Bond Fund, Inc. - Dryden Short-Term Corporate Bond Fund

- Dryden Short-Term Bond Fund, Inc. - Dryden Ultra Short Bond Fund

- Dryden Government Income Fund, Inc.

- Dryden Municipal Bond Fund - High Income Series

- Dryden Municipal Bond Fund - Insured Series

- Strategic Partners Real Estate Securities Fund

- Prudential World Fund, Inc. - Strategic Partners International Value Fund

- Prudential World Fund, Inc. - Dryden International Equity Fund

- Cash Accumulation Trust - Liquid Assets Fund

- COMMAND Tax-Free Fund

- Strategic Partners Opportunity Funds - Strategic Partners Focused Value Fund

- Strategic Partners Opportunity Funds - Strategic Partners Mid-Cap Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners Large Capitalization Growth Fund

- Strategic Partners Style Specific Funds - Strategic Partners Large Capitalization Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners Small Capitalization Growth Fund

- Strategic Partners Style Specific Funds - Strategic Partners Small Capitalization Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners International Equity Fund

- Strategic Partners Style Specific Funds - Strategic Partners Total Return Bond Fund

- The Target Portfolio Trust - Large Capitalization Growth Portfolio

- The Target Portfolio Trust - Large Capitalization Value Portfolio

- The Target Portfolio Trust - Small Capitalization Growth Portfolio

- The Target Portfolio Trust - Small Capitalization Value Portfolio

- The Target Portfolio Trust - International Equity Portfolio

- The Target Portfolio Trust - International Bond Portfolio

- The Target Portfolio Trust - Total Return Bond Portfolio

- The Target Portfolio Trust - Intermediate-Term Bond Portfolio

- The Target Portfolio Trust - Mortgage Backed Securities Portfolio

- American Skandia Advisor Funds, Inc. - ASAF International Equity Fund

- American Skandia Advisor Funds, Inc. - ASAF William Blair International Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF PBHG Small-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF DeAM Small-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Gabelli Small-Cap Value Fund

- American Skandia Advisor Funds, Inc. - ASAF Goldman Sachs Mid-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Neuberger Berman Mid-Cap Value
Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Technology Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Health Sciences Fund

- American Skandia Advisor Funds, Inc. - ASAF ProFund Managed OTC Fund

- American Skandia Advisor Funds, Inc. - ASAF Marsico Capital Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Goldman Sachs Concentrated Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Large-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF T. Rowe Price Tax Managed Fund

- American Skandia Advisor Funds, Inc. - ASAF Sanford Bernstein Core Value Fund

- American Skandia Advisor Funds, Inc. - ASAF Sanford Bernstein Managed Index 500 Fund

- American Skandia Advisor Funds, Inc. - ASAF Alliance Growth and Income Fund

- American Skandia Advisor Funds, Inc. - ASAF MFS Growth with Income Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Capital Income Fund

- American Skandia Advisor Funds, Inc. - ASAF American Century Strategic Balanced Fund

- American Skandia Advisor Funds, Inc. - ASAF Federated High Yield Bond Fund

- American Skandia Advisor Funds, Inc. - ASAF PIMCO Total Return Bond Fund


II. Jennison Managed Mutual Funds:

- American Skandia Advisor Funds, Inc. - ASAF Large Cap Growth Fund

- Harbor Fund - Harbor Capital Appreciation Fund

- Jennison 20/20 Focus Fund

- Jennison Natural Resources Fund, Inc.

- Jennison Sector Funds, Inc. - Jennison Financial Services Fund

- Jennison Sector Funds, Inc. - Jennison Health Sciences Fund

- Jennison Sector Funds, Inc. - Jennison Technology Fund

- Jennison Sector Funds, Inc. - Jennison Utility Fund

- Jennison Small Company Fund, Inc.

- Jennison U.S. Emerging Growth Fund, Inc.

- Jennison Value Fund

- Prudential World Fund, Inc. - Jennison Global Growth Fund

- Scudder Focus Value Plus Growth Fund - Scudder Focus Value+Growth Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners Conservative Growth Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners High Growth
Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners Moderate Growth Fund

- Strategic Partners Equity Fund, Inc.

- Strategic Partners Opportunity Funds - Strategic Partners Focused Growth Fund

- Strategic Partners Opportunity Funds - Strategic Partners New Era Growth Fund

- The Hirtle Callaghan Trust - The Growth Equity Portfolio

- The MainStay Funds - MainStay MAP Fund

- The Preferred Group of Mutual Funds - Preferred Large Cap Growth Fund

- The Prudential Investment Portfolios, Inc. - Jennison Equity Opportunity Fund

- The Prudential Investment Portfolios, Inc. - Jennison Growth Fund

- Transamerica IDEX Mutual Funds - TA IDEX Jennison Growth


III. PIM Subadvised Funds


SEI Institutional Investors Trust Fund


This Schedule A may change from time to time due to new product development or changes in relationships and may not always be up-to-date. If you are not sure whether or not you either hold or anticipate purchasing a mutual fund that is either affiliated with Prudential or managed by Jennison, please contact the Compliance Department.

                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
MESSAGE FROM OUR CEO        "THE REPUTATION OF A THOUSAND YEARS MAY BE
                            DETERMINED BY THE CONDUCT OF ONE HOUR." ANCIENT
                            JAPANESE PROVERB

                            We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                            We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                            It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

                   Wellington Management Company, LLP
                   Wellington Trust Company, NA
                   Wellington Management International Ltd
                   Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                   CODE OF ETHICS

---------------    ---------------------------------------------------

TABLE OF CONTENTS           Standards of Conduct                                                          4
                            Ethical Considerations Regarding Confidentiality                              5
                            Ethical Considerations Regarding Open-end Mutual Fund Transactions            5
                            Policy on Personal Securities Transactions                                    6
                               Covered Accounts                                                           6
                               Transactions Subject to Pre-clearance and Reporting                        8
                               Requesting Pre-clearance                                                   8
                               Restrictions on Covered Transactions and Other Restrictions                9
                                  Blackout Periods                                                        9
                                  Short Term Trading                                                      10
                                  Securities of Brokerage Firms                                           11
                                  Short Sales, Options and Margin Transactions                            11
                                  Derivatives                                                             11
                                  Initial Public Offerings ("IPOs")                                       12
                                  Private Placements                                                      12
                                  ETFs and HOLDRs                                                         12
                               Transactions Subject to Reporting Only                                     12
                                  Transactions Exempt from Pre-clearance and Reporting                    13
                            Exemptive Procedure for Personal Trading                                      14
                            Reporting and Certification Requirements                                      14
                               Initial Holdings Report                                                    15
                               Duplicate Brokerage Confirmations and Statements                           15
                               Duplicate Annual Statements for Wellington Managed Funds                   16
                               Quarterly Reporting of Transactions and Brokerage Accounts                 16
                               Annual Holdings Report                                                     17
                               Quarterly Certifications                                                   17
                               Annual Certifications                                                      18
                               Review of Reports and Additional Requests                                  18
                            Gifts, Travel and Entertainment Opportunities and Sensitive Payments          18
                               General Principles                                                         18
                               Accepting Gifts                                                            19
                               Accepting Travel and Entertainment Opportunities and Tickets               19
                               Solicitation of Gifts, Contributions, or Sponsorships                      21
                               Giving Gifts (other than Entertainment Opportunities)                      22
                               Giving Entertainment Opportunities                                         22
                               Sensitive Payments                                                         23
                            Other Activities                                                              23
                            Violations of the Code of Ethics                                              24


                                                                          Page 2
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                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
TABLE OF CONTENTS           APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
                            APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL
                                         SECURITIES TRANSACTIONS
                            APPENDIX C - QUICK REFERENCE TABLE FOR GIFTS AND
                                         ENTERTAINMENT


                                                                          Page 3
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                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
STANDARDS OF CONDUCT        Wellington Management Company, LLP and its
                            affiliates ("Wellington Management") have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                            Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                            This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, OUR GLOBAL COMPLIANCE MANAGER, AT 617.790.8149, SELWYN NOTELOVITZ, OUR CHIEF COMPLIANCE OFFICER AT 617.790.8524, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR LORRAINE KEADY, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5020.

                            The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).


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                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
ETHICAL CONSIDERATIONS      CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON
REGARDING CONFIDENTIALITY   MANAGEMENT'S FIDUCIARY OBLIGATION TO ITS CLIENTS AS
                            WELL AS AN IMPORTANT PART OF THE FIRM'S CULTURE.

                            Use and Disclosure of Information
                            Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                            Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                            "Inside Information"
                            Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

------------------------    ---------------------------------------------------
ETHICAL CONSIDERATIONS      Wellington Management requires that an Employee
REGARDING OPEN-END          engaging in mutual fund investments ensure that all
MUTUAL FUND TRANSACTIONS    investments in open-end mutual funds comply with
                            the funds' rules regarding purchases, redemptions, and exchanges.

                            Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or sub-adviser, including funds organized outside the US ("Wellington Managed Funds"). Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                            The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.


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                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
POLICY ON PERSONAL          All Employees are required to clear their personal
SECURITIES TRANSACTIONS     securities transactions (as defined below) prior to
                            execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                            EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

                            COVERED ACCOUNTS

                            Definition of "Personal Securities Transactions"
                            A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                            Definition of "Beneficial Interest"
                            An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                            1
                            Securities owned by an Employee in his or her name.

                            2
                            Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                            3
                            Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                            4
                            Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct,


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                            Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
                            indirect or joint ownership interest if the immediate family member resides in the same household as the Employee.

                            5
                            Securities owned by trusts, private foundations or other charitable accounts for which the Employee has investment discretion (other than client accounts of the firm).

                            If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                            Exceptions
                            If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                            In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.


                                                                          Page 7
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                            Wellington Management Company, LLP
                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
                            TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND REPORTING
                            "COVERED TRANSACTIONS"

                            ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS" AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

                            - bonds (including municipal bonds)

                            - stock (including shares of closed-end funds and
                              funds organized outside the US that have a structure similar to that of closed-end funds)

                            - exchange-traded funds not listed on Appendix A

                            - notes

                            - convertibles

                            - preferreds

                            - ADRs

                            - single stock futures

                            - limited partnership and limited liability company
                              interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)

                            - options on securities

                            - warrants, rights, etc., whether publicly traded
                              or privately placed

                            See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                            ---------------------------------------------------
                            REQUESTING PRE-CLEARANCE

                            Pre-clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are


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                            Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------
                            subject to special clearance by the Chief
                            Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed
                            90 days (See, "Private Placements").

                            An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

                            ---------------------------------------------------
                            RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER RESTRICTIONS ON PERSONAL TRADING

                            Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                            THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

                            1
                            Blackout Periods
                            No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


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                            Wellington Trust Company, NA
                            Wellington Management International Ltd
                            Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

                            CODE OF ETHICS

------------------------    ---------------------------------------------------

                            Employee Blackout Periods

                            An Employee will be denied pre-clearance for Covered Transactions that are:

                            - being bought or sold on behalf of clients until
                              one trading day after such buying or selling is completed or canceled;

                            - the subject of a new or changed action
                              recommendation from a research analyst until 10 business days following the issuance of such recommendation;

                            - the subject of a re-issued but unchanged
                              recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                            Portfolio Manager Additional Blackout Period
                            In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                            Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                            2
                            Short Term Trading
                            No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

                            An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.


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                            3
                            Securities of Brokerage Firms
                            An Employee engaged in Global Trading and an Employee with portfolio management responsibility for client accounts may not engage in personal transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

                            4
                            Short Sales, Options and Margin Transactions
                            THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                            Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                            5
                            Derivatives
                            Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.


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                            6
                            Initial Public Offerings ("IPOs")
                            No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                            7
                            Private Placements
                            AN EMPLOYEE MAY NOT PURCHASE SECURITIES IN A
                            PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

                            8
                            Exchange Traded Funds ("ETFs") and HOLDRs
                            AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.
                            Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.

                            ---------------------------------------------------
                            TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO PRE-CLEAR)
                            Pre-clearance is not required, but reporting is required for transactions in:

                            1
                            Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, INCLUDING FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL FUNDS,


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                            if held outside of the Wellington Retirement and
                            Pension Plan ("WRPP"). A list of Wellington Managed Funds is available via the Wellington Management intranet.

                            2
                            Non-volitional transactions to include:

                            - automatic dividend reinvestment and stock
                              purchase plan acquisitions;

                            - transactions that result from a corporate action
                              applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                            3
                            Gift transactions to include:

                            - gifts of securities to an Employee if the
                              Employee has no control of the timing;

                            - gifts of securities from an Employee to an
                              individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;

                            - gifts of securities from an Employee to a
                              not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);

                            - gifts of securities from an Employee to other
                              trusts or investment vehicles, including charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                            Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).
                            ---------------------------------------------------
                            TRANSACTIONS EXEMPT FROM PRE-CLEARANCE AND
                            REPORTING
                            Pre-clearance and reporting is not required for transactions in:

                            - US government securities
                            - Exchange Traded Funds listed in Appendix A
                            - money market instruments


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                            - Collective Investment Funds sponsored by
                              Wellington Trust Company, NA ("trust company pools")

                            - hedge funds sponsored by Wellington Management or
                              any of its affiliates

                            - broad-based stock index and US government
                              securities futures and options on such futures

                            - commodities futures

                            - currency futures

                            - open-end mutual funds and variable insurance
                              products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

------------------------    ---------------------------------------------------
EXEMPTIVE PROCEDURE         In cases of hardship, the Chief Compliance Officer,
FOR PERSONAL TRADING        Global Compliance Manager, the General Counsel, or
                            their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                            Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                            Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

------------------------    ---------------------------------------------------
REPORTING AND               Records of personal securities transactions by
CERTIFICATION               Employees and their immediate family members will
REQUIREMENTS                be maintained. All Employees are subject to the
                            following reporting and certification requirements:


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                            1
                            Initial Holdings Report
                            New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions including private placement securities, and Wellington Managed Funds, at this time. New Employees are also required to disclose all of their brokerage accounts or other accounts holding Wellington Managed Funds (including IRA Accounts, 529 Plans, custodial accounts and 401K Plans outside of WRPP) at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                            PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

                            2
                            Duplicate Brokerage Confirmations and Statements for Covered Transactions Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

                            To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by



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                            electronic means. Employees should not send the
                            completed forms to their brokers directly.

                            If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                            3
                            Duplicate Annual Statements for Wellington Managed Funds.
                            Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

                            4
                            Quarterly Reporting of Transactions and Brokerage Accounts
                            SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                            AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S 30 CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

                            Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                            ALL EMPLOYEES ARE REQUIRED TO SUBMIT A QUARTERLY REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE TRANSACTION INFORMATION
                            REGARDING:


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                            - all Covered Transactions (as defined on page 8);

                            - all Wellington Managed Funds (as defined on page
                              5);

                            - any new brokerage account established during the
                              quarter including the name of the broker, dealer or bank and the date the account was established;

                            - non-volitional transactions (as described on page
                              13); and

                            - gift transactions (as described on page 13).

                            Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional transactions, the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                            5
                            Annual Holdings Report
                            SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

                            Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                            6
                            Quarterly Certifications
                            As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.


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                            7
                            Annual Certifications
                            As part of the annual reporting process on the COEC, each Employee is required to certify that:

                            - The Employee has read the Code and understands
                              its terms and requirements;

                            - The Employee has complied with the Code during
                              the course of his or her association with the firm;

                            - The Employee has disclosed and reported all
                              personal securities transactions and brokerage accounts required to be disclosed or reported;

                            - The Employee will continue to comply with the
                              Code in the future;

                            - The Employee will promptly report to the
                              Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

                            - The Employee understands that a violation of the
                              Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                            8
                            Review of Reports and Additional Requests
                            All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

------------------------    ---------------------------------------------------
GIFTS, TRAVEL AND           Occasionally, an Employee may be offered gifts or
ENTERTAINMENT               entertainment opportunities by clients, brokers,
OPPORTUNITIES, AND          vendors or other organizations with whom the firm
SENSITIVE PAYMENTS          transacts business. The giving and receiving of
                            gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                            1
                            GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS

                            - An Employee cannot give or accept a gift or
                              participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.


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                            - An Employee cannot give or receive a gift, travel
                              and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.

                            - With regard to gifts and entertainment
                              opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                            2
                            ACCEPTING GIFTS
                            The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

                            Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                            If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                            3
                            ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS
                            Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

                            Accordingly, OCCASIONAL participation by an
                            Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:


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                            - a representative from the hosting organization
                              attends the event with the Employee;

                            - the primary purpose of the event is to discuss
                              business or build a business relationship;

                            - the Employee demonstrates high standards of
                              personal behavior;

                            - participation complies with the following
                              requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                            ENTERTAINMENT TICKETS
                            An Employee occasionally may accept ONE TICKET to an entertainment event ONLY IF THE HOST WILL ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR LESS, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                            An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her Business Manager is obtained:

                            - the entertainment ticket has a face value above
                              $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;

                            - the Employee wants to accept more than one
                              ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;

                            - the entertainment event is unusual or high
                              profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;

                            - the host has extended an invitation to the
                              entertainment event to numerous Employees.

                            Business Managers must clear their own
                            participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

                            EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.


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                            LODGING
                            An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

                            CAR AND LIMOUSINE SERVICES
                            An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                            AIR TRAVEL
                            An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

                            4
                            SOLICITATION OF GIFTS, CONTRIBUTIONS, OR
                            SPONSORSHIPS
                            An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington Management's Trading Department or any other Wellington


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                            Management Department or employee (this prohibition
                            does not extend to personal gifts or offers of Employee owned tickets between Employees).

                            5
                            GIVING GIFTS (other than Entertainment
                            Opportunities)
                            In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                            An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                            6
                            GIVING ENTERTAINMENT OPPORTUNITIES
                            An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                            CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.

                            7
                            SENSITIVE PAYMENTS
                            An Employee may not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:


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                            - Use of the firm's name or funds to support
                              political candidates or issues, or elected or appointed government officials;

                            - Payment or receipt of bribes, kickbacks, or
                              payment or receipt of any money in violation of any law applicable to the transaction;

                            - Payments to government officials or government
                              employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

                            An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                            8
                            QUESTIONS AND CLARIFICATIONS
                            Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

------------------------    ---------------------------------------------------
OTHER ACTIVITIES            Outside Activities
                            All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations
                            (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours, use of proprietary information and disclosure of potential conflicts of interest.
                            Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.


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                            Outside Employment
                            Employees who are officers of the firm may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

------------------------    ---------------------------------------------------
VIOLATIONS OF THE           COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS
CODE OF ETHICS              OF ITS PROVISIONS ARE TAKEN SERIOUSLY. Employees
                            must recognize that the Code is a condition of employment with the firm and a serious violation of the Code or related policies may result in dismissal. Since many provisions of the Code also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                            The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                            Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.

                            Violations of the Code's reporting and
                            certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.


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                            Wellington Global Investment Management Ltd

                            CODE OF ETHICS

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FURTHER INFORMATION         Questions regarding interpretation of this Code or
                            questions related to specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                            Revised: January 1, 2005

Approved Exchange Traded Funds                                        Appendix A

SYMBOL                  NAME
------                  ----
DIA                     The Dow Industrials DIAMONDS
QQQ                     Nasdaq-100 Index Tracking Stock
SPY                     Standard & Poor's Depositary Receipts
RSP                     Standard & Poor's Equal Weighted ETF
DGT                     streetTRACKS Dow Jones US Global Titan
DSG                     streetTRACKS Dow Jones US Small Cap Growth
DSV                     streetTRACKS Dow Jones US Small Cap Value
ELG                     streetTRACKS Dow Jones US Large Cap Growth
ELV                     streetTRACKS Dow Jones US Large Cap Value
EFA                     iShares MSCI EAFE
EEM                     iShares MSCI Emerging Markets
FFF                     The FORTUNE 500 Index Tracking Stock
NY                      iShares NYSE 100
NYC                     iShares NYSE Composite
IJH                     iShares S&P MidCap 400 Index Fund
IJJ                     iShares S&P Midcap 400/BARRA Value
IJK                     iShares S&P Midcap 400/BARRA Growth
IJR                     iShares S&P SmallCap 600 Index Fund
IJS                     iShares S&P SmallCap 600/BARRA Value
IJT                     iShares S&P SmallCap 600/BARRA Growth
IOO                     iShares S&P Global 100
ISI                     iShares S&P 1500
IVE                     iShares S&P 500/BARRA Value Index Fund
IVV                     iShares S&P 500 Index Fund
IVW                     iShares S&P 500/BARRA Growth Index Fund
IWB                     iShares Russell 1000 Index Fund
IWD                     iShares Russell 1000 Value Index Fund
IWF                     iShares Russell 1000 Growth Index Fund
IWM                     iShares Russell 2000
IWN                     iShares Russell 2000 Value
IWO                     iShares Russell 2000 Growth
IWP                     iShares Russell Midcap Growth
IWR                     iShares Russell Midcap
IWS                     iShares Russell Midcap Value
IWV                     iShares Russell 3000 Index Fund
IWW                     iShares Russell 3000 Value
IWZ                     iShares Russell 3000 Growth
IYY                     iShares Dow Jones U.S. Total Market Index Fund
JKD                     iShares Morningstar Large Core
JKE                     iShares Morningstar Large Growth
JKF                     iShares Morningstar Large Value
JKG                     iShares Morningstar Mid Core
JKH                     iShares Morningstar Mid Growth
JKI                     iShares Morningstar Mid Value
JKJ                     iShares Morningstar Small Core
JKK                     iShares Morningstar Small Growth
JKL                     iShares Morningstar Small Value
MDY                     Standard & Poor's MidCap 400 Depositary Receipts
OEF                     iShares S&P 100 Index Fund
ONEQ                    Nasdaq Composite
VB                      Vanguard Small Cap VIPERs

Approved Exchange Traded Funds                                        Appendix A

VBK                     Vanguard Small Cap Growth VIPERs
VBR                     Vanguard Small Cap Value VIPERs
VO                      Vanguard MidCap VIPERs
VTI                     Vanguard Total Stock Market VIPERs
VTV                     Vanguard Value VIPERs
VUG                     Vanguard Growth VIPERs
VXF                     Vanguard Extended Market VIPERs
VV                      Vanguard Large Cap VIPERs
SHY                     iShares Lehman 1-3 Year Treasury
IEF                     iShares Lehman 7-10 Year Treasury
TLT                     iShares Lehman 20+ Year Treasury
TIP                     iShares Lehman TIPs
AGG                     iShares Lehman Aggregate
LQD                     iShares Goldman Sachs $ InvesTop Corporate

Other ETF's should be pre-cleared and may be added to the above list at the discretion of the Ethics Committee.

Personal Securities Transactions                                      Appendix B


YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds NOT managed by WMC) Limited Liability Company Interests (including hedge funds NOT managed by WMC) Options on Securities
Warrants
Rights

YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.) Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington Managed Funds")
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security

YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:
Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
Approved ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions

PROHIBITED TRANSACTIONS:
HOLDRS
Initial Public Offerings ("IPOs")

Gifts and Entertainment                                               Appendix C

                               PERMITTED                         RESTRICTIONS
                               ---------                         ------------
ACCEPTING AN INDIVIDUAL        Gifts with a value of $100        Gifts of cash, gift
GIFT                           or less are generally             certificates or other item
                               permitted.                        readily convertible to cash
                                                                 cannot be accepted. Gifts
                                                                 valued at over $100 cannot
                                                                 be accepted.

ACCEPTING A FIRM GIFT                                            Employee's Business Manager
                                                                 must approve prior to
                                                                 accepting.

ACCEPTING ENTERTAINMENT        Permissible only if               Discouraged from accepting
OPPORTUNITIES AND TICKETS      participation is occasional,      ticket or entrance fee with
                               host is present, event has a      face value over $200, more
                               legitimate business purpose,      than one ticket, ticket to
                               ticket or entrance fee has        high profile or unusual
                               face value of $200 or less,       event, or event where
                               event is not unusual or high      numerous Wellington
                               profile or could not be           Employees are invited.
                               deemed excessive.                 Business Manager approval
                                                                 required for above
                                                                 situations and Employee
                                                                 must pay for ticket.

ACCEPTING LODGING              Employee cannot accept            Employee must pay cost of
                               gift of lodging                   lodging in connection with
                                                                 any entertainment
                                                                 opportunity.

ACCEPTING CAR/LIMO             Exercise reasonable               Discouraged from accepting
SERVICE                        judgment and host must be         when host is not present
                               present.                          unless safety is a concern.

ACCEPTING AIR TRAVEL-          Employee cannot accept            Employee must pay air
COMMERCIAL                     gift of air travel                travel expenses in
                                                                 connection with any
                                                                 entertainment opportunity.

ACCEPTING AIR TRAVEL -         Employee cannot accept            Employee cannot accept
PRIVATE                        gift of private air travel.       gift of private air travel.

GIVING GIFTS                   Gifts to clients valued at        Gifts valued at over $100
                               $100 or less are acceptable       require approval of
                               provided gift is not cash or      employee's Business
                               cash equivalent.                  Manager.

GIVING ENTERTAINMENT                                             Employees cannot source
OPPORTUNITIES                                                    tickets on behalf of clients
                                                                 from other employees or
                                                                 from ticket vendors.